                                                                    Exhibit 10.1


                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT is made as of the date set forth on the signature page hereto, by and among IPS ACQUISITION, INC. ("Purchaser"), a Washington corporation, IPS PUBLISHING, INC. ("Seller"), a Washington corporation, and TIMOTHY P. WELCH ("Welch") individually and as sole trustee of the TIMOTHY PETER WELCH REVOCABLE TRUST dated September 4, 1992 (the "Trust").

                                  BACKGROUND:

          Seller is engaged in the business of writing, selling and licensing software and algorithms for use by, among others, publishers of mathematics and science textbooks and by mathematics and science teachers and students (the "Business"). The Trust is the sole shareholder of Seller, and Welch is the sole current beneficiary of the Trust. Purchaser desires to purchase substantially all of Seller's rights and assets, including the Business, and Seller, the Trust and Welch desire to sell the same to Purchaser.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                          Purchase and Sale of Assets.
                          ---------------------------

          1.1. Subject Assets. At Closing (as defined below), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the assets and properties, real and personal, tangible and intangible, of Seller (except for the Excluded Assets, as defined below) as the same may exist on the date of the Closing (the "Subject Assets"), including, but not limited to, all assets used, owned or employed in connection with the Business and all of the following assets of Seller:

               (a) Cash. All cash, cash deposits, bank accounts, certificates of deposit, money market shares, negotiable securities and other cash equivalents (the "Cash");

               (b) Accounts Receivable. All accounts, notes and other receivables (the "Accounts Receivable");

               (c) Inventory. All software media, packaging materials, supplies, promotional and advertising materials, printed or written materials, finished goods and other items of inventory (the "Inventory");

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               (d)  Equipment.  All computers, data processing equipment, machinery, equipment, replacement parts, furniture, fixtures and leasehold improvements, vehicles and other tangible assets of every kind and description, including, without limitation, those items described in
     Section 4.10 of the Disclosure Schedule (as defined below) (the
     "Equipment");

               (e) Intellectual Property. All patents, patent applications, inventions, designs, models, processes, formulations, know-how and schematics, all trade names, trademarks, service marks and copyrights and all registrations thereof, all mask works, algorithms, authoring tools, computer software programs or applications (in both source code and object code form) and documentation relating thereto and/or explaining the use thereof and all tangible or intangible proprietary information or material owned by Seller and/or used in the Business, and all goodwill related to any of the foregoing (the "Intellectual Property"), including, without limitation, the intellectual property identified in Exhibit 1.1(e), hereto;

               (f) Seller Contracts. Each contract, oral or written, identified in Exhibit 1.1(f), hereto (the "Seller Contracts");

               (g) Prepayments, Claims, Licenses. All prepayments and customer deposits, all rights under Seller's insurance policies, all claims, causes of action, refunds, rights of recovery, rights of set off and rights of recoupment of any kind, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies, and all rights to all workers and unemployment compensation accounts and deposits of Seller;

               (h) Records. All accounting books and records and all quality control records, customer records, credit files, correspondence, market studies, consultant reports, product specifications and records, research and development studies, product development studies or reports, capital expenditure budgets or proposals, personnel and payroll records, and all other books, records and files owned by Seller or relating to the Business (the "Records");

               (i) Name. All rights to the names "IPS," "IPS Publishing" and "International Publishing Services" or any derivations thereof and all goodwill of the Business; and

                                       2
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               (j)  Other Assets.  Any and all other rights and assets owned by
     Seller and/or used by Seller in the operation of the Business as conducted since January 1, 1995, excluding the Excluded Assets.

          1.2. Excluded Assets. Section 1.1, hereof, notwithstanding, the Subject Assets shall not include the following (the "Excluded Assets"):

               (a) IBM Receivable. Any right or interest in the payment to be made pursuant to Section 5.2 of that certain Licensing Agreement (the "IBM Contract") dated as of November 30, 1995 entered into by Seller (under the name International Publishing Services, Inc.) and International Business Machines Corporation ("IBM").

               (b) Corporate Records. Seller's corporate minute book, stock transfer records and other corporate records.

               (c) Personal Effects. The personal items owned by Welch and described in the Disclosure Schedule (as defined below).

          1.3.  Cash.  Paragraph 1.1(a), hereof, notwithstanding, but subject to
Section 3.3, hereof, Seller may exclude any and all of its cash, cash deposits, bank accounts, certificates of deposit, money market shares, negotiable securities and other cash equivalents from the "Subject Assets," and any such items so excluded shall constitute "Excluded Assets" for purposes hereof.

                                   ARTICLE II
                                   ----------

                           Assumption of Liabilities
                           -------------------------

          2.1. Assumption of Liabilities. At Closing, Purchaser shall assume the following liabilities and obligations of Seller (the "Assumed Liabilities"):

               (a) Seller Contracts. All of Seller's liabilities and obligations under the Seller Contracts to be satisfied or performed on or after the Closing Date (excluding, except as set forth in Paragraphs (b) and (c), below, liabilities, obligations, penalties or damages arising thereunder in connection with breaches or defaults, if any, occurring prior to the Closing Date);

               (b) Standard Representations and Warranties. All of Seller's liabilities and obligations, if any, arising from the breach of any representation or warranty (excluding

                                       3
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     any representation or warranty covering Seller's title or infringement)
     included in Seller's standard terms and conditions covering any standard, non-customized product sold or licensed by Seller prior to the Closing Date;

               (c) Bug Fixes. All of Seller's liabilities and obligations, if any, under the Seller Contracts to correct software Errors (as defined below) in the software subject thereto. For purposes hereof, an "Error" shall mean: (i) an error which causes the software or a major component to stop or renders it otherwise unusable, or a data corruption error; (ii) an error in which functional behavior of a component differs from the behavior as described in the specifications for the software or an error which causes a component to default without rendering the software unusable; and/or (iii) an error in which a component differs from specified behavior in a minor or nonfunctional way (e.g., an incorrect error return or a misspelled text message);

               (d) Current Liabilities. Accrued vacation pay for 1996 and other Current Liabilities of Seller (as defined in Paragraph 4.9(c) shown on the certificate to be delivered at Closing as provided in Section 10.5, below, in an amount not exceeding Fifty Thousand and no/100 Dollars ($50,000.00) (the "Assumed Current Liabilities"); and

               (e) Real Estate Lease. All of Seller's liabilities and obligations under the Real Estate Lease (as defined in Section 4.11) to be satisfied or performed on and after the Closing Date excluding (except to the extent, if any, included in Assumed Current Liabilities), any obligation for any rent or other amounts payable by the Seller under the Real Estate Lease attributable to any period prior to the Closing Date and any liabilities, obligations, penalties or damages in connection with any breaches or defaults, if any, under the Real Estate Lease occurring prior to the Closing Date.

          2.2. Excluded Liabilities. Except for the Assumed Liabilities referred to in Section 2.1, Purchaser shall not assume and shall not be obligated to pay, perform or discharge, any liabilities or obligations of Seller, the Business, Welch and/or the Trust, including, without limitation, any of the following:

               (a) Seller Contracts. Except to the extent assumed under Paragraphs 2.1(b) and 2.1(c), hereof, any liabilities, obligations, penalties or damages arising under

                                       4
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     the Seller Contracts in connection with any breaches or defaults, if any, occurring thereunder prior to the Closing Date, including, without limitation, any claims relating to any breaches by Seller of any warranty or representation by Seller as to ownership of any software sold or licensed under any Seller Contract;

               (b) Real Estate Lease. Any liabilities, obligations, penalties or damages arising under the Real Estate Lease in connection with any breaches or defaults, if any, occurring thereunder prior to the Closing Date;

               (c) Taxes. Except to the extent, if any, included in Assumed Current Liabilities, and except as set forth in Section 15.1, hereof, any assessments, claims or liabilities (including interest and/or penalties) for federal, state or local income, sales, use, franchise or other taxes relating to, imposed upon or assessed against the sales, income, property or business of Seller for periods ending on or before the Closing Date and/or, resulting from the sale of the Subject Assets hereunder;

               (d) Operating Liabilities. Except to the extent, assumed under Paragraphs 2.1(b) and 2.1(c), hereof, or included in Assumed Current Liabilities, any claim, cause of action, damages, fine, penalty, assessment and/or interest ("Claims") arising out of any act, omission or occurrence in Seller's operation of the Business on or before the Closing Date, including, without limitation, any Claim relating to or arising out of breach of warranty, any product liability or other claim for personal injury or for property damage and/or any claim for violation of wage and hour laws or employment discrimination; or

               (e) Employees. Except to the extent, if any, included in Assumed Current Liabilities, any liabilities with respect to any former employee of Seller, any current employee of Seller who is not employed by Purchaser as of the Closing Date or any current employee of Seller who is employed by Purchaser as of the Closing Date relating to or arising out of periods prior to the Closing, including any liabilities to any such employees for employee benefits, accrued vacation pay, wages, bonuses, payroll taxes or contributions accrued as of the Closing Date.

Seller agrees to pay, perform and discharge all liabilities and obligations of Seller and the Business other than the Assumed Liabilities (the "Excluded Liabilities").

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                                  ARTICLE III
                                  -----------

                                    Closing
                                    -------

          3.1. Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place by mail effective as of 12:01 a.m., Vancouver time, on August 1, 1996 (the "Closing Date"). All transactions which take place at the Closing shall be deemed to have taken place simultaneously, and no delivery or payment shall be considered to have been made until all transactions to be made at the Closing have been completed.

          3.2. Purchase Price. Subject to reduction for any Working Capital Deficiency (as defined below) as hereafter provided, the purchase price for the Subject Assets (the "Purchase Price") shall be Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00), plus the value of the "Assumed Liabilities," which shall be payable as follows:

               (a) Downpayment. Subject to the terms and conditions of a Letter of Intent dated May 30, 1996, Purchaser has paid Twenty-Five Thousand Dollars ($25,000.00) to Seller as a downpayment on the Subject Assets (the "Downpayment") which shall be applied against the Purchase Price at Closing.

               (b) Closing Payment. At Closing, Purchaser shall pay Four Million Eight Hundred Seventy-Five Thousand Dollars ($4,875,000.00), less the Deferred Amount (as defined below) and less the amount of any Working Capital Deficiency to the Seller in immediately available funds by wire transfer to such account as Seller may designate in writing. The amount paid at Closing pursuant to this Paragraph 3.2(b) is referred to herein as the "Closing Payment."

               (c) Contingency Amount. On the first anniversary of the Closing Date, Purchaser shall pay to Seller, in immediately available funds by wire transfer to such account as Seller may designate in writing, the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Contingency Amount"), less such amount as Purchaser may set off against the Contingency Amount pursuant to Section 13.10, hereof, together with interest on the amount so paid from the Closing Date to the date paid at the rate of ten percent (10%) per annum.

               (d) Deferred Amount. By written notice to Purchaser given not less than ten (10) days prior to the

                                       6
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     Closing Date, Seller may direct Purchaser to deliver up to Two Million Six
     Hundred Twenty-Five Thousand Dollars ($2,625,000.00) to Bank of America Northwest, N.A. (the "Escrow Agent") on the Closing Date to be held by the Escrow Agent and to be paid to Seller by the Escrow Agent, together with certain interest and contingent payments in accordance with the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit 3.2(d). The amount paid to the Escrow Agent on the Closing Date for later payment to Seller is referred to herein as the "Deferred Amount."

               (e) Assumed Liabilities. On the Closing Date, Purchaser shall assume the Assumed Liabilities by execution of the Assignment and Assumption Agreement referred to in Section 11.7, below.

          3.3. Price Reduction for Working Capital Deficiency. If at Closing the Cash transferred to Purchaser by Seller hereunder does not equal at least Two Hundred Ninety Thousand Dollars ($290,000.00), the Purchase Price and the Closing Payment shall be reduced by the amount of such deficiency (the "Working Capital Deficiency").

                                   ARTICLE IV
                                   ----------

         Representations and Warranties of Seller, Welch and the Trust
         -------------------------------------------------------------

          Seller, the Trust and Welch, jointly and severally, represent and warrant to Purchaser, which representations and warranties shall be true and correct as of the Closing Date and which shall, except as set forth in Paragraph 13.3(c), hereof, survive the Closing notwithstanding any investigation made by or information furnished to Purchaser in connection herewith that, except as set forth in the Disclosure Schedule attached hereto (the "Disclosure Schedule") and/or the documents referred to therein:

          4.1. Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

          4.2. Authority of Seller and the Trust. Seller has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Seller. The Trust has all requisite power and authority under the terms of its governing instrument to enter into this

                                       7
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Agreement and Welch is authorized to execute this Agreement as trustee on behalf of the Trust and is the sole trustee of the Trust.

          4.3. No Breach of Law by Seller. The execution and delivery hereof, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof by Seller, Welch and the Trust will not: (i) conflict with or result in a violation under Seller's Certificate of Incorporation or By-Laws and/or any agreements governing the organization of Seller and/or the Trust; (ii) contravene any applicable law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award which binds or may materially and adversely affect Seller, Welch, the Trust or any of their assets; (iii) require any consent, approval, authorization, license, permit, registration, filing, recording or waiver under any applicable law, rule or regulation, under any order, writ, judgment, injunction, decree, determination or award which affects or binds Seller, Welch or the Trust, or under any governmental or judicial license, franchise, permit or approval held by Seller, Welch or the Trust or which binds or may materially and adversely affect them or any of their assets; or (iv) result in the creation or imposition of any lien, claim or encumbrance upon any assets of Seller, Welch or the Trust.

          4.4. No Breach of Contract. The execution and delivery hereof, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof by Seller, Welch and the Trust, will not: (i) conflict with or result in a breach of or default under, or cause or permit the termination or acceleration of the maturity of, or otherwise impair any contract, agreement, lease, commitment, license, indenture, loan or credit agreement or any other agreement or instrument or obligation to which Seller, Welch or the Trust is a party or by which any of them or any of their properties may be affected or is bound; or (ii) require any consent, approval or waiver under any contract, agreement, lease, commitment, license, indenture, loan or credit agreement or any other agreement or instrument or obligation to which Seller, Welch or the Trust is a party or by which any of them or any of their properties may be affected or is bound.

          4.5. Articles and By-Laws. The copies of Seller's Articles of Incorporation and By-laws previously delivered to Purchaser are true, complete and correct and are in full force and effect without further amendment or modification.

          4.6. Enforceability. This Agreement has been duly executed and delivered by Seller, Welch and the Trust and

                                       8
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constitutes a legal, valid and binding obligation of each such party enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity.

          4.7. Capital Stock. The Trust is the sole shareholder of the Seller. The authorized capital stock of Seller consists of 100,000 shares of common stock, no par value, (the "Common Stock"), of which 3,056 shares are validly issued and outstanding, fully paid and nonassessable and owned by the Trust. Seller is not authorized to issue any other class of capital stock. Seller holds no shares of its capital stock in its treasury. No shares of the Common Stock or any other securities issued by Seller have been issued in violation of any preemptive rights or any applicable securities or other laws, and there are no existing options, warrants, rights, calls, puts or commitments of any character relating to authorized but unissued shares of Seller's capital stock, to any of the Common Stock, or to any other securities issued or to be issued by Seller. There are no voting agreements, understandings or arrangements, whether written or oral, which govern the voting of Seller's capital stock or, except for Seller's Articles of Incorporation or By Laws and resolutions identifying the persons elected as officers and directors of Seller, the management of Seller.

          4.8. Subsidiaries. Since the date of its incorporation, Seller has not owned, and does not now own, any capital stock of, any equity in, or any other ownership or investment interest in, any corporation, limited liability company, partnership, joint venture or other business entity, except Seller invests in publicly traded mutual funds which in turn invest in publicly traded operating companies. No other corporation has been merged with or consolidated into Seller, except that, in order to reincorporate in Washington, Seller's predecessor, IPS Publishing, Inc., a California corporation, was merged with and into Seller in 1994.

          4.9.  Financial Statements and Information .

               (a) Seller has delivered to Purchaser the following financial statements (the "Financial Statements") of Seller:

                    (i) Unaudited compiled Statements of Assets, Liabilities and Equity-Cash Basis as of December 31, 1989, 1990, 1991, 1992, 1993, 1994 and 1995 and the related statements of Revenues, Expenditures and

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          Retained Earnings-Cash Basis for the years ended on such dates; and

                    (ii) An unaudited compiled Statement of Assets, Liabilities and Equity-Cash Basis as of May 31, 1996 and related statements of Revenues, Expenditures and Retained Earnings for the five (5) month period then ended. The Statement of Assets, Liabilities and Equity-Cash Basis dated May 31, 1996 is referred to herein as the "May Balance Sheet."

               (b) The Financial Statements have been prepared in accordance with the books and records of Seller and, to Welch's knowledge, except as noted in the footnotes thereto, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and, subject to customary year-end adjustments in the case of the May 31, 1996 statements (including, without limitation, a year-end adjustment to Seller's deferred income account), fairly present the financial condition and results of operations of Seller as of the dates and for the periods indicated on a cash basis.

               (c) To Welch's knowledge, Seller has no liabilities which would be required to be disclosed on a balance sheet according to GAAP, except accounts payable and other current liabilities incurred in the ordinary course of business which are due within sixty (60) days, tax liabilities which, in any case, are not past due or delinquent and accrued vacation pay for 1996 ("Current Liabilities").

          4.10.  Tangible Personal Property.

               (a) Seller owns or leases all of the tangible personal property and assets used by Seller in connection with the conduct of the Business as historically conducted except inventory and obsolete equipment sold in the ordinary course of business. All of the tangible personal property owned or leased by Seller is currently in its possession and located on the Premises (as defined below). All machinery, office equipment and other tangible property owned or leased by Seller, including all of Seller's computer and data processing equipment, is in operating condition.

               (b) Except for leased tangible personal property, Seller has good and marketable title to all tangible personal property used in the conduct of the Business, free and clear of all liens, claims and encumbrances.

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               (c)  The Disclosure Schedule identifies each lease under which
     Seller has rights in tangible personal property.

               (d) The inventory of Seller is of a quality and quantity useable and saleable in the ordinary course of the Business as conducted on the date hereof and does not include any obsolete, discontinued, or surplus items.

          4.11. Real Property. Seller occupies premises at 12606 Northeast 95th Street, Suite C-110 (the "Premises") under a lease dated March 11, 1994 (as extended by Amendment to Lease Renewal dated December 14, 1995, the "Real Estate Lease") by and between Seller and Eastridge Business Park. The Premises constitute all of real property used by Seller in connection with the conduct of the Business. To Welch's knowledge, Seller's use of the Premises is in compliance with all applicable zoning laws, all local, state and federal laws, ordinances and regulations affecting the use and occupancy of the Premises and the terms and restrictions of the industrial parks, if any, in which the Premises are located. To Welch's knowledge, the current use of the Premises is not a special use exception or a nonconforming use. Seller has not received any notice of and Welch has no knowledge of any: (i) planned or actually commenced improvements which may result in an assessment involving the Premises; (ii) any governmental agency or court orders requiring the repair, alteration or correction of any existing condition with respect to the Premises; or (iii) other matters adversely affecting Seller involving the Premises. To Welch's knowledge, the Premises are in good condition and repair and adequate for Seller's use.

          4.12.  Intangible Personal Property.

               (a) Seller has delivered to Purchaser a true and complete aging schedule of Seller's receivables as of May 31, 1996.

               (b) The Disclosure Schedule identifies: (i) all patents owned and patent applications made by Seller and the jurisdictions by which each such patent has been issued or in which each such application has been filed (including registration and application numbers); (ii) all trade names, trademarks and service marks used by Seller whether or not owned by Seller; (iii) all registrations made and registration applications filed by Seller for trade names, trademarks and service marks owned by Seller, and the jurisdictions by which each such registration has been issued or in which each such application has been filed; and (iv) all registrations made and registration applications filed by Seller for copyrights owned by Seller and each jurisdiction by which each such registration has been issued or in which each such application has been filed.

               (c) The Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements under which any person is authorized to use any Intellectual Property owned by Seller; and (ii) all licenses, sublicenses and other agreements under which Seller is authorized to use any patents, inventions, designs, models, processes, formulations, know-how or schematics, any trade names, trademarks, service marks or copyrights and/or any mask works, algorithms, authoring tools, computer software programs or applications or other proprietary information or material owned by third parties (the "Third Party Intellectual Property").

               (d) Except for the Third Party Intellectual Property which Seller has a right to use under the agreements listed on the Disclosure Schedule, and except for rights existing under the agreements referred to clause (c)(i) above, Seller is the sole and exclusive owner of, with all right, title and interest in and to, free and clear of all liens, valid claims and encumbrances, the Intellectual Property with the exclusive right to the use thereof. There are no trademarks, service marks, copyrights, mask works, algorithms, authoring tools, computer software programs or applications, documentation or other intellectual property or proprietary rights used by Seller or relating to the Business except for the Third Party Intellectual Property and the Intellectual Property to be transferred and conveyed to Purchaser pursuant hereto. To the knowledge of Welch, all patents and all registered trademarks, service marks, copyrights and mask works included in the Intellectual Property are valid and subsisting, and no Intellectual Property has been declared invalid or, in whole or in part, been abandoned, dedicated, disclaimed or allowed to lapse for nonpayment of fees or taxes or for any other reason. No claims with respect to the Intellectual Property or the Third Party Intellectual Property (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property by Seller) are currently pending or, to the knowledge of Welch, threatened by any person, nor does Welch know of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by Seller or any use by Seller of any Intellectual Property infringes upon any patent, trademark, service mark, copyright, mask work or trade secret or other proprietary right owned or used by any other person; (ii) against the use by Seller of any Intellectual Property; (iii) challenging the ownership, validity or effectiveness of any Intellectual Property; or (iv) challenging Seller's license or legally enforceable right to use any Third Party Intellectual Property. To the knowledge of Welch, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee or former employee of Seller.

               (e) Copies of all algorithms, tools and other software and all source and object programs and codes and related documentation are located on the Premises or at off-premises sites under Seller's control as identified in the Disclosure Schedule. Such algorithms, tools, software, programs, codes and documentation are fully useable and understandable by persons ordinarily skilled in computer programming and are sufficient to permit the maintenance and further development of all software products and rights currently sold or licensed by Seller. Without limitation, Seller's source code includes a full source language statement of the programs comprising all of Seller's software, including any support utilities which are not commercially available and which are required to build the object code from the source code.

               (f) The Disclosure Schedule accurately identifies and lists the amounts paid to each supplier or licensor of Intellectual Property that received more than $1,000 from Seller in 1995 or will be paid more than $1,000 by Seller in 1996 under currently existing arrangements.

          4.13.  Contracts and Commitments.

               (a) The Disclosure Schedule identifies each material contract, oral or written: (i) to which Seller is a party; (ii) by which Seller or any of its assets is or may become bound or under which Seller has or may become subject to any obligation; (iii) under which Seller has or may acquire any right or interest; or (iv) with respect to which Seller is or may become subject to any liability.

               (b) Except as set forth on the Disclosure Schedule and except for Plans (as defined below), Seller is not a party to nor bound by: (i) any contract or arrangement with employees, agents, sales representatives, consultants, distributors or dealers; or (ii) any agreements or arrangements involving employees of Seller that contain any severance or termination pay liabilities or obligations; or

     (iii) any bonus, vacation pay, sick pay, group insurance, deferred compensation, stock purchase, stock option, profit sharing, pension, retirement, fringe benefit or other employee benefit plans involving such employees.

               (c) The Disclosure Schedule identifies all policies of insurance owned by Seller as of the date hereof. The Disclosure Schedule sets forth a current summary description of each claim made by Seller under, or which has been made against Seller and has been paid or defended in accordance with the terms of, any insurance policy of Seller within two (2) years prior to the date hereof.

               (d) Seller has provided Purchaser with true and complete copies of the Real Estate Lease and each other written Seller Contract identified in the Disclosure Schedule, except that Seller has not provided Purchaser with copies of those Seller Contracts which are marked with asterisks in
     Exhibit 4.4 of the Disclosure Schedule. Each Seller Contract marked with an asterisk on Exhibit 4.4 to the Disclosure Schedule is identical, except as to date, title of publication covered and price, to a contract otherwise identified in Exhibit 4.4, a true and complete copy of which Seller has provided to Purchaser. Each of the Seller Contracts is valid and enforceable and in full force and effect. Seller has not materially breached, violated or committed a default under, or committed or omitted any act which, with notice or lapse of time, or both, would constitute a breach or violation of, or default under, any Seller Contract. Welch has no knowledge that any other party is in breach or violation of, or default under, or has committed or omitted any act which, with notice or lapse of time, or both, would constitute a breach or violation of, or default under, any such Seller Contract.

               (e) The Disclosure Schedule identifies each Seller Contract for the license or development of algorithms or other software which has not been delivered or under which Seller has any continuing development or maintenance obligations and describes the work required to complete each such contract (the "Unfinished Contracts").

     4.14. Licenses, Permits and Authorizations. To Welch's knowledge, Seller has all approvals, authorizations, consents, licenses, franchises, orders and other permits of, and has made all filings with, any governmental authority, whether foreign, federal, state, regional or local, which are required for the conduct of the Business as historically conducted, and all such licenses, permits and other authorizations are listed on the Disclosure Schedule. To Welch's knowledge, all such approvals, authorizations, consents, licenses, franchises, orders and other permits are in full force and effect, and all fees and charges payable with respect thereto have been paid.

          4.15.  Taxes.

               (a) Seller has filed an election (an "S Election") in accordance with the provisions of Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code") and the applicable provisions of the laws of each state or other jurisdiction where Seller is subject to tax which has rules corresponding to subchapter S of the Code, and each of Seller's shareholders has filed a timely consent to such election pursuant to
     Section 1362 of the Code or applicable provisions of the laws of any such other jurisdiction. Seller's predecessor's S election was in effect continuously for all taxable years from the taxable year ended December 31, 1981 until Seller's predecessor was merged into Seller, and Seller's S election has been in effect since it commenced business operations and will remain in effect through the Closing.

               (b) To Welch's knowledge, Seller and its shareholders have timely filed all federal, state, local and foreign tax returns and reports required under applicable law to be filed with respect to Seller's income, operations and/or assets (including income, sales, use and employment tax returns), and each such return or report is complete and correct, and the tax liability with respect to Seller's income, operations and/or assets is properly reflected thereon. To Welch's knowledge, all taxes, assessments and other governmental charges reflected on such tax returns and reports which are due and payable by Seller have been paid, other than those taxes which are currently payable without penalty or interest but for which adequate reserves have been set aside on the books of Seller. To Welch's knowledge, Seller has withheld amounts from its employees to the extent required by law, and has filed all federal, foreign, state and local returns and reports with respect to employee income tax withholding and social security and unemployment taxes in compliance with the tax withholding provisions of the Code and other applicable federal, foreign, state or local laws. No currently effective waiver or extension of any statute of limitations relating to taxes or other governmental charges has been executed or given by Seller, and no requests for such waivers are pending.

               (c) Neither Seller nor its shareholders has been notified that it is currently under examination by the Internal Revenue Service or any other taxing authority; neither the Internal Revenue Service, nor any other taxing authority, is now asserting or, to the knowledge of Welch, threatening to assert against Seller any adjustment, deficiency, lien or claim for additional taxes or interest thereon or penalties in connection therewith; and all returns filed by Seller and its shareholders with the Internal Revenue Service or any other taxing authority through the taxable years or periods ended December 31, 1991 have been examined and closed or are returns with regard to which the statute of limitations for the assessment of additional tax has expired.

          4.16.  Labor Practices and Labor Matters.

               (a) The Disclosure Schedule identifies each of Seller's employees and each consultant or contractor currently engaged by Seller together with the title or a description of the services performed and salary, wage rate or other compensation arrangement with each such person.

               (b) Seller is in compliance with the Federal Fair Labor Standards Act and all federal, state and local laws, ordinances, rules, regulations and orders relating to employment discrimination, employee welfare and labor standards which are applicable to Seller, including without limitation: (i) any laws, rules or regulations relating to the employment of any person not a citizen of the United States; and (ii) any provisions thereof relating to wages, bonuses, collective bargaining, equal pay and the payment of social security and similar payroll taxes. To the knowledge of Welch, there is no basis for any claim by any past or present employee of Seller that such employee was wrongfully discharged or subject to any employment discrimination by Seller or its management arising out of or relating to such employee's race, sex, color, religion, handicap or any other protected characteristic under applicable law. No proceedings are pending before any court, government agency or instrumentality or arbitrator relating to labor matters, and there is no pending investigation by any governmental agency or, to the knowledge of Welch, threatened claim by any such agency or other person relating to labor or employment matters.

               (c) Seller is not a party to any agreement or contract with any union, labor organization, employee group, or other entity or individual which affects the employment of employees of Seller, including without limitation, any collective bargaining agreements or labor contracts.

               (d) To the knowledge of Welch, none of the employees of Seller is in the process of being organized by or into labor unions or associations. Since December 31,

     1991, Seller has not been subject to a strike or other work stoppage and, to the knowledge of Welch, there are no strikes or work stoppages contemplated or threatened against Seller.

               (e) The Disclosure Schedule lists each of the states where Seller has or maintains any unemployment or workers compensation accounts. Since December 31, 1991, Seller has not had any adverse change in its contribution rate or its experience rating for unemployment or workers' compensation purposes in any state. No unemployment or workers' account of Seller has a negative balance.

               (f) To the knowledge of Welch, Seller is in full compliance with the Occupational Safety and Health Act of 1970, as amended, ("OSHA") and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the work place ("OSHA Laws").

          4.17. Plans. Each employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) and each employee welfare benefit plan (as defined in Section 3(i) of ERISA) to which Seller is required to make contributions for the benefit of Seller's employees is identified and described on the Disclosure Schedule (the "Plans"). Each of the Plans which is intended to qualify under Section 401(a) of the Code is so qualified and Seller has received a favorable determination letter to such effect from the Internal Revenue Service. To Welch's knowledge, each such Plan, and the administration of each such Plan, is in full compliance with ERISA and the Code.

          4.18. Depositories, Powers of Attorney. The Disclosure Schedule sets forth: (i) the name of each bank or similar entity in which Seller has an account, lockbox or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person, corporation, firm or other entity holding a general or special power of attorney from Seller and a description of the terms thereof.

          4.19. Customers and Suppliers. The Disclosure Schedule identifies each of Seller's Major Customers and Major Suppliers (both as defined below) and states the revenues and payments received and made to such persons during 1995 and the five (5) months ended May 31, 1996. For purposes of this Section 4.19, "Major Customer" shall mean each of Seller's twenty (20) largest customers, by sales volume, during 1995 or the five (5) months ended May 31, 1996. For the purposes of this Section

4.19, "Major Supplier" shall mean each of Seller's ten (10) largest vendors, by purchase volume, during 1995 and the five (5) months ended May 31, 1996. Seller has not received any notice or communication from any Major Customer or Major Supplier to the effect that such person intends to cease doing business or to materially reduce its business with Seller or to terminate any agreement with Seller.

          4.20. Compliance With Laws. Seller has complied with all material provisions of all applicable laws, ordinances and governmental regulations (including, without limitation, laws and regulations regulating or otherwise affecting the environment and/or the disposal of waste or other materials ("Environmental Laws"), noncompliance with which would have a material adverse effect on Seller or the Business, and all services and products provided by Seller, and all marketing material and distribution arrangements used or employed by Seller, conform to all requirements of all material provisions of all applicable laws, rules and regulations. Seller is not subject to any judgment, decree, order or citation related to or arising out of Environmental Laws, and Seller has disposed of all waste in full compliance with all Environmental Laws.

          4.21. Payments. Neither Seller nor any of its officers, directors, employees or agents, has, directly or indirectly, given or made, or agreed to give or make, any illegal political contributions or any illegal commission, payment, gratuity, gift, or similar benefit, in each case on behalf of Seller, to any candidate, government official, customer, supplier or other person (foreign or domestic) who is in or may be in a position to help or hinder the business of Seller or to assist Seller with any actual or proposed transaction.

          4.22.  Related Party Transactions.   Since December 31, 1994, no
Related Party (as defined below) has had, any interest in any transaction, lease, contract or other arrangement with Seller. Without limitation to the foregoing, since December 31, 1994, no Related Party has or has had: (i) any interests in any entity which has purchased, sold or furnished to Seller any goods or services; (ii) a beneficial interest in any lease, contract, commitment or understanding to which Seller is a party or by which it is bound or affected;
(iii) any interest or claim against Seller or any assets of Seller; or (iv) any interest in any assets used in the Business. For purposes hereof, each of the following shall be deemed to be a "Related Party": (a) Welch; (b) each individual who is, or who has at any time been, an officer or director of Seller; (c) each member of the family of any of the individuals referred to in clauses (a) and/or (b), above; (d) the Trust; and (e) any entity (other than Seller) in which any of the individuals referred to in clauses (a), (b) and/or (c), above, or the Trust holds, beneficially or otherwise, a voting, proprietary or equity interest.

          4.23.  Product Warranties.  Except as set forth on the Disclosure
Schedule: (i) all software and other products sold or licensed by Seller (and the delivery thereof) have been in conformity with all applicable contractual commitments and all expressed or implied warranties; and (ii) no liability for any warranty claims exists for the replacement thereof or otherwise. Seller has not made any guaranties or warranties with respect to any product heretofore sold or licensed by Seller other than as set forth in the Seller Contracts or in the standard terms and conditions used by Seller in connection with the sale or license of any standard, non-customized product, copies of which have been furnished to Purchaser. All product labeling is in conformity with all applicable laws. To Welch's knowledge, there are no pending claims by any of Seller's end-users for the correction of any so called "bug," and Welch does not know of any so called "bugs" in the software subject to the Seller Contracts which may form the basis for any such claim. It is not the intention of Seller or Purchaser that this Section 4.23 negate the obligations of Purchaser pursuant to Section 2.1(b) and (c).

          4.24. Absences of Certain Changes or Events. Since May 31, 1996, Seller has not: (i) taken any action which would have constituted a violation under Section 6.1 hereof if Seller had then been bound by Section 6.1 hereof; or
(ii) failed to take any action which would have been required by Section 6.1 hereof, if Seller had then been bound by Section 6.1 hereof. Since the May 31, 1996 Balance Sheet, there has not been: (i) any material adverse change in the Business and/or the assets, liabilities, properties (tangible or intangible), operations, financial condition or results of operations of Seller; or (ii) any material damage, destruction, loss or claim, whether or not covered by insurance, adversely affecting the Business and/or the assets, properties (tangible or intangible), operations, financial condition or results of operations of Seller.

          4.25. Finder's Fees. None of Seller, Welch or the Trust is obligated to pay any agent, finder, broker or other representative any fee or commission in connection with the consummation of the transactions contemplated hereby.

          4.26.  Litigation.

               (a) There is no claim, action, suit, proceeding, arbitration or to Welch's knowledge, any investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or, to the knowledge of Welch, threatened, against, relating to or affecting: (i) Seller, Welch or the Trust which would adversely affect Seller's ability to consummate the transactions contemplated hereby; or (ii) Seller, or the Business, or any director, officer or other employee thereof in his capacity as such, or the assets or properties of Seller, nor, to the knowledge of Welch, does any basis exist for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

               (b) Neither Seller nor, to Welch's knowledge, any of its officers, directors or employees, currently is or has been permanently or temporarily enjoined or prohibited by any order, judgment or decree of any court or governmental or administrative body or agency, or any other regulatory body, from engaging in or continuing any conduct or practice in connection with the Business.

               (c) There is not in existence any order, judgment or decree of any court or governmental or administrative body or agency, or any other regulatory body, enjoining or prohibiting Seller from taking, or requiring Seller to take, any action of any kind or to which Seller, the Business and/or any of Seller's properties or assets are subject or bound.

               (d) Seller is not in default under any order, writ, injunction or decree of any court or governmental or administrative body or agency or any other regulatory body.

          4.27. Undisclosed Liabilities. Seller is not obligated as a guarantor or cosigner or otherwise liable for any obligation of any kind of any other person or entity. Seller is not subject to any obligation, liability, debt or commitment, contingent or otherwise except for: (i) liabilities under the Seller Contracts not required to be disclosed on a balance sheet in accordance with GAAP; (ii) current liabilities described in Paragraph 4.9(c), hereof; (iii) liabilities not required to be disclosed on a balance sheet in accordance with GAAP but which are otherwise disclosed herein; (iv) liabilities arising hereunder.

          4.28. No Material Omissions. No representation or warranty by Seller, Welch and/or the Trust contained herein or in any writing furnished pursuant hereto to Purchaser contains any untrue statement of fact or omits to state any material fact required to make the statements herein or therein contained not misleading. Welch has disclosed to Purchaser all material adverse facts known to Welch relating to the Business and/or Seller and/or its assets.

                                   ARTICLE V
                                   ---------

                        Representations and Warranties
                                 of Purchaser
                                 ------------

          Purchaser represents and warrants to Seller, which representations and warranties shall (except as set forth in Paragraph 13.3(c), hereof) survive the Closing notwithstanding any investigation made by or information furnished to Seller in connection herewith as follows:

          5.1. Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Terrance D. and Judith A. Paul own all of the issued and outstanding capital stock of Purchaser.

          5.2. Authority of Purchaser. Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser.

          5.3. No Breach of Law by Purchaser. The execution and delivery hereof, the consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof, by Purchaser will not: (i) conflict with or result in a violation under Purchaser's Articles of Incorporation or By-Laws and/or any agreement governing the organization of Purchaser; (ii) contravene any applicable law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award which affects or binds Purchaser;
(iii) require any consent, approval, authorization, license, permit, registration, filing, recording or waiver under any applicable law, rule or regulation, under any order, writ, judgment, injunction, decree, determination or award which affects or binds Purchaser, or under any governmental or judicial license, franchise, permit or approval held by Purchaser or which binds or may affect Purchaser or any of its assets; or (iv) result in the creation or imposition of any lien, claim or encumbrance upon any assets of Purchaser.

          5.4. No Breach of Contract by Purchaser. The execution and delivery hereof, the consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof by Purchaser will not: (i) conflict with or result in a breach of or default under, or cause or permit the termination or acceleration of the maturity of, or otherwise impair any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets may be affected or is bound; or (ii) require any consent, approval or waiver under any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets may be affected or is bound.

          5.5. Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity.

          5.6. Finder's Fees. Purchaser is not obligated to pay any agent, finder, broker or other representative any fee or commission in connection with the consummation of the transactions contemplated hereby. 5.7. Litigation. There is no claim, action, suit, proceeding or arbitration, or to Purchaser's knowledge, any investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or, to Purchaser's knowledge, threatened, against, relating to or affecting Purchaser, Advantage Learning Systems, Inc., Terrance D. and/or Judith A. Paul which would adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

          5.7. Litigation. There is no claim, action, suit, proceeding or arbitration, or to Purchaser's knowledge, any investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or, to Purchaser's knowledge, threatened, against, relating to or affecting Purchaser, Advantage Learning Systems, Inc., Terrance D. and/or Judith A. Paul which would adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

          5.8. No Material Omissions. No representation or warranty by Purchaser contained herein or in any writing furnished pursuant hereto to Seller contains any untrue statement of fact or omits to state any material fact required to make the statements herein or therein contained not misleading.

                                  ARTICLE VI
                                  ----------

            Seller's, Welch's and the Trust's Pre-Closing Covenants
            -------------------------------------------------------

          Except and to the extent Purchaser may otherwise permit in writing, Seller, Welch and the Trust covenant and agree as follows:

          6.1. Conduct of Business in Ordinary Course. Until the Closing, Seller shall carry on its business diligently and substantially in the manner as heretofore conducted, and Seller shall not make or initiate any unusual or novel methods of purchase, sale, management, accounting or operation, or make any adjustments in the pricing of its products or services not consistent with its past business practices. Seller shall not enter into any contract or commitment to engage in any transaction not in the ordinary course of its business or not consistent with its past business practices. Seller shall use its best efforts to preserve for Purchaser its business organization, including present employees, and its relationships with suppliers, customers and others having business relations with Seller. Without limiting the scope of the foregoing, Seller shall:

               (a) Use, preserve and maintain its properties and assets on a basis consistent with past practices;

               (b) Maintain all insurance covering Seller and its business, properties or assets in effect as of the date hereof;

               (c) Pay all debts and obligations incurred by Seller in the operation of its business in accordance with its customary practices as the same become due and payable, except to the extent Seller is contesting such debts or obligations in good faith by appropriate proceedings and has established appropriate reserves therefor; and

               (d) Maintain its books, accounts and records in the usual manner and on a basis consistent with past practice.

Furthermore, and without limiting the scope of the foregoing, Seller shall not:

               (e) Make any capital expenditures, or commitments with respect thereto (including, without limitation, capital leases), other than capital expenditures or commitments not in excess of Ten Thousand Dollars ($10,000.00) in the aggregate;

               (f) Enter into any agreement or agreements for the sale of assets or properties, other than agreements for the sale of inventory or software licenses made in the ordinary course of business on a basis consistent with past practice and approved by Purchaser in writing;

               (g) Enter into or modify any employment agreements with employees, agents and/or representatives;

               (h) Except as contemplated by Section 6.6, hereof, adopt or amend or increase compensation or benefits payable under, or take any actions which might result in adverse tax or other consequences with respect to, any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, collective bargaining agreement, or other plan, agreement, trust, fund or arrangement for the benefit of any employee or class of employees;

               (i) Commit any act or omit to do any act, or permit any act or omission to act, which will or may cause a material breach of any Seller Contract;

               (j)  Change its prices or credit policies;

               (k) Incur any indebtedness other than indebtedness for accounts payable to trade creditors incurred in the ordinary course of business in connection with obtaining materials or services;

               (l) Authorize or issue any capital stock or securities convertible into capital stock, including without limitation, options, warrants, convertible debt or other rights to acquire capital stock; and

               (m) Except as contemplated by Section 10.9, hereof, amend its Articles of Incorporation, other charter documents or By-Laws.

          6.2. Inspection. Until the Closing, Seller shall provide Purchaser and its authorized representatives and agents: (i) full access during normal business hours to the Premises and all books, records, contracts and documents of Seller; and (ii) all such information with respect to the business and affairs of Seller as it may reasonably request. No review, examination, inspection, study or audit made by Purchaser pursuant hereto shall be deemed to be a waiver by Purchaser of, or a release of Seller, Welch or the Trust from, any representations, warranties, covenants, conditions, liabilities or obligations set forth in this Agreement.

          6.3. No Solicitation. Until the Closing, or termination of this Agreement as provided in Article XIV, below, neither Seller, Welch nor the Trust shall, directly or indirectly, solicit, initiate, encourage or enter into any discussions or negotiations with, or provide any assistance or information to, or enter into any agreement with, any person or group of persons (other than Purchaser) concerning any acquisition, directly or indirectly, of an equity interest in, or merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets of, Seller (any such proposal or offer being an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing; provided, however, that receipt of and response by Seller or Welch to an unsolicited Acquisition Proposal by any other person without any solicitation, initiation, encouragement, assistance or participation after the date of this Agreement and without entering into any discussions or negotiations with respect to any such unsolicited Acquisition Proposal will not constitute a violation hereof, provided Seller or Welch promptly advises Purchaser of the identity of any such person and advises such person that negotiations are not permitted pursuant hereto.

          6.4. Interim Financial Statements and Aging Schedules. Until the Closing, Seller shall furnish to Purchaser, promptly upon completion thereof, the financial statements of Seller (including a balance sheet and a statement of results of operations) for each month after May, 1996, and the then ending year to date period, together with financial statements as of the corresponding dates and for the corresponding periods during the preceding fiscal year, which financial statements shall be prepared in accordance with past practice consistently applied subject only to usual and customary year end adjustments. Seller shall also furnish to Purchaser current accounts receivable aging schedules as and when requested by Purchaser.

          6.5. Best Efforts. Until the Closing, Seller and Welch shall use their best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Articles VIII and IX, hereof, and to consummate and make effective the transactions contemplated hereby.

           6.6. Profit Sharing and Bonus Plans. On or before the Closing Date, Seller shall make appropriate contributions, consistent with past practices, to Seller's profit sharing plan for the period from January 1, 1996 through the Closing Date and shall pay such bonuses as may be required under Seller's 1996 bonus plan. In Seller's discretion, Seller may pay to Seller's employees such additional cash bonuses as the Seller deems appropriate in connection with the transactions contemplated hereby.

          6.7. Delivery of Documentation. On or before the Closing Date, Seller shall assure that duplicate copies of all of Seller's algorithms, authoring tools and other software and all source and object programs and codes and related documentation reproduced in written form or stored on disks or other appropriate software media are stored in an off-site location in the Vancouver, Washington area which will be accessible by Purchaser after the Closing.

          6.8. Delivery of Records. On or before the Closing Date, Seller, Welch and the Trust shall cause to be delivered to the Premises all files, records, documents and other information and records relating to Seller and/or the Business which are in the possession or under the control of Seller, Welch or the Trust and which are not then located at such facility.

                                  ARTICLE VII
                                  -----------

                       Purchaser's Pre-Closing Covenants
                       ---------------------------------

          Except and to the extent Seller may otherwise permit in writing, Purchaser covenants and agrees that until the Closing Purchaser shall use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Articles VIII and IX, hereof, and to consummate or make effective the transactions contemplated hereby.

                                 ARTICLE VIII
                                 ------------

          Conditions to Seller's, Welch's and the Trust's Obligations
          -----------------------------------------------------------

          Each and every obligation of Seller, Welch and/or the Trust under this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          8.1. Purchaser's Representations and Warranties . Each representation and warranty made by Purchaser herein shall be true and correct on and as of the Closing Date with the same effect as though each such representation or warranty had been made or given on and as of the Closing Date.

          8.2. Purchaser's Covenants. Purchaser shall have performed and complied with all of the terms, covenants and conditions set forth herein which are to be performed or complied with by Purchaser before or as of the Closing Date.

          8.3. Escrow Agreement. Purchaser, Seller and the Escrow Agent shall have entered into the Escrow Agreement dated as of the Closing Date.

          8.4. Opinion of Counsel. Godfrey & Kahn, S.C., counsel for Purchaser, shall have delivered to Seller an opinion dated the Closing Date in form and substance satisfactory to Seller and Seller's counsel.

          8.5. Legal Actions or Proceedings. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which otherwise seeks to affect, or could affect, the transactions contemplated hereby or impose damages or penalties upon any party hereto if such transactions are consummated.

          8.6. Nelson Employment Agreement. Purchaser and Ms. Kaye Nelson shall have entered into an Employment Agreement as contemplated by Section 9.7, below.

          8.7. Purchaser's Deliveries . Purchaser shall have tendered delivery of the items contemplated by Article XI, hereof.

If any of the conditions to Closing set forth in this Article VIII shall not have been satisfied, Seller may elect to terminate this Agreement as contemplated by Article XIV, hereof, or to consummate the transactions contemplated herein despite such failure, in which case Seller shall retain all of its rights to indemnification pursuant to Article XIII, hereof.

                                  ARTICLE IX
                                  ----------

                     Conditions to Purchaser's Obligations
                     -------------------------------------

          Each and every obligation of Purchaser under this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions:

          9.1. Seller's, Welch's and the Trust's Representations and Warranties. Each representation and warranty made by Seller, Welch and/or the Trust herein shall be true and correct on and as of the Closing Date with the same effect as though each such representation and warranty had been made or given on and as of the Closing Date.

          9.2. Seller's, Welch's and the Trust's Covenants . Seller, Welch and the Trust shall have performed and complied with all of the terms, covenants and conditions set forth herein which are to be performed or complied with by Seller, Welch and/or the Trust before or as of the Closing Date.

          9.3. Escrow Agreement. Purchaser, Seller and the Escrow Agent shall have entered into the Escrow Agreement dated as of the Closing Date.

          9.4. Opinion of Counsel. Heurlin & Potter, P.S., Seller's, Welch's and the Trust's counsel, shall have delivered to Purchaser an opinion dated the Closing Date in form and substance satisfactory to Purchaser and Purchaser's counsel.

          9.5. Legal Actions or Proceedings . No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which otherwise seeks to affect, or could affect, the transactions contemplated hereby or impose damages or penalties upon any party hereto if such transactions are consummated.

          9.6. Seller's, Welch's and the Trust's Deliveries . Seller, Welch and the Trust shall have tendered delivery of the items contemplated by Article X, hereof.

          9.7. Nelson Employment Agreement. Purchaser shall have entered into an employment agreement with Ms. Kaye Nelson on terms and conditions satisfactory to Purchaser under which Ms. Nelson will serve as the President of Purchaser in Vancouver, Washington for a two year period following the Closing Date with responsibilities, compensation and benefits substantially similar to those provided under her current employment arrangements with Seller.

          9.8. Royalty Payments. Seller shall have made appropriate arrangements with Mr. Norman Sanford and any other persons entitled to royalty payments or other payments based upon Seller's sales or earnings (excluding persons entitled to such payments under Seller's licenses for "Applications in Basic Math" and "Equation Editor") to terminate or release all rights to such payments.

          9.9. Manager's Certificate. Ms. Kaye Nelson shall have delivered a certificate to Purchaser dated the Closing Date to the effect that: (i) she has reviewed Articles IV and VI, hereof; (ii) except as noted in such certificate, she has no actual knowledge that any representation or warranty made by Seller, the Trust and/or Welch herein is not true and correct on and as of the date of such certificate with the same effect as though such representation or warranty had been made on such date; and (iii) she does not have any actual knowledge that Seller, the Trust and/or Welch has not performed or complied with all of the covenants set forth herein which are to be performed or complied with before or as of the Closing Date.

          9.10. Approvals and Consents . Purchaser shall have received, at or before Closing, all consents, approvals, permits and licenses ("Consents") which Purchaser reasonably deems necessary to operate the Business or to assume and continue the Seller Contracts after the Closing, including, but not limited to, consents from governmental and regulatory agencies, lenders, equipment lessors, landlords, suppliers, customers, software licensees and licensors and other parties whose approval may be necessary to avoid the acceleration of any indebtedness or the termination of any contracts, licenses or permits affecting Seller, the Business and/or Seller's properties or for the assignment thereof to Purchaser.

          9.11. Intellectual Property Assignments. Purchaser shall have received, at or before Closing, such copyright assignments, licenses, confirmations or other documents as Purchaser reasonably deems necessary to confirm and perfect Seller's and Purchaser's title to the algorithms, software and other Intellectual Property to be transferred to Purchaser pursuant hereto, including, but not limited to, copyright assignments from software developers or other third parties engaged to write or develop any of Seller's software or other Intellectual Property.

          9.12. Due Diligence. Purchaser and its accountants and counsel shall have had an opportunity to examine and review all aspects of the operation of Seller and the Business, and Purchaser and its representatives shall be satisfied in their absolute discretion as to the results of such examination and review and of their continuing due diligence investigations and evaluations of Seller and the Business, including, without limitation: (i) the adequacy of Seller's books, records and accounting systems and methods; (ii) Seller's rights and title to its software and other Intellectual Property; (iii) Seller's obligations under the contracts to which it is a party and the anticipated cost to complete such contracts; and (iv) Purchaser's ability to continue Seller's relationships and agreements with its major customers and suppliers. No such review, examination, inspection, study or audit shall be deemed to be a waiver by Purchaser of, or a release of Seller, Welch and/or the Trust from any representations, warranties, covenants, conditions, liabilities or obligations as set forth in this Agreement.

If any of the conditions to Closing set forth in this Article IX shall not have been satisfied, Purchaser may elect to terminate this Agreement as contemplated by Article XIV, hereof, or to consummate the transactions contemplated hereby despite such failure, in which case Purchaser shall retain all of its rights to indemnification pursuant to Article XIII, hereof.

                                   ARTICLE X
                                   ---------

            Seller's, Welch's and the Trust's Deliveries at Closing
            -------------------------------------------------------

          At Closing, Seller, Welch and the Trust shall deliver the following to
Purchaser:

          10.1. Subject Assets. Actual or constructive possession of the Premises and the Subject Assets, including the Inventory, the Equipment and the Records.

          10.2. Cash. Checks, wire transfers, duly endorsed share certificates and documentation reasonably satisfactory to Purchaser sufficient to transfer to Purchaser all of Seller's Cash and control over any bank, mutual fund or other accounts in or to which any of Seller's Cash is deposited or credited.

          10.3. Bill of Sale. A warranty bill of sale and such assignments, certificates of title and other instruments of conveyance as Purchaser shall reasonably request, in a form satisfactory to Purchaser and its counsel duly executed by Seller, conveying to Purchaser the Subject Assets free and clear of all liens, claims and encumbrances.

          10.4. Intangible Assets. One or more assignments in a form satisfactory to Purchaser and its counsel assigning to Purchaser those items of Seller's Intellectual Property for which Purchaser may request a specific assignment and an executed Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"), in a form satisfactory to Purchaser and its counsel, assigning to Purchaser all of Seller's right, title and interest in and to the Seller Contracts.

          10.5. Current Liability Certificate. A certificate signed by Seller, Welch and the Trust dated as of the Closing Date totaling Seller's Cash as of the Closing Date and listing each account payable or other Current Liability of Seller as of the Closing Date to be assumed by Purchaser as provided in Paragraph 2.1(d).

          10.6. Bring Down Certificate. A Bring Down Certificate signed by Seller, Welch and the Trust dated as of the Closing Date to the effect that, except as noted in such certificate, each representation and warranty made by Seller, Welch and/or the Trust herein is true and correct on and as of the date of such certificate with the same effect as though each such representation or warranty had been made or given on and as of such date, and that Seller, Welch and the Trust have performed and complied with all of the terms, covenants and conditions set forth herein which are to be performed or complied with by Seller, Welch and/or the Trust before or as of the Closing.

          10.7. Welch Employment Agreement. An employment, consulting and noncompetition agreement in the form of Exhibit 10.7, hereto, (the "Welch Employment Agreement") executed by Welch as of the Closing Date.

          10.8. Resolutions. A certificate from the Secretary of Seller in form and substance reasonably satisfactory to Purchaser setting forth resolutions duly adopted by the Board of Directors and Shareholders of Seller pursuant to the Washington General Corporation Law (the "WGCL") approving the execution and delivery of this Agreement and the transactions contemplated thereby.

          10.9. Change of Name. An amendment to Seller's Articles of Incorporation and other documentation reasonably acceptable to Purchaser and its counsel suitable for filing with the appropriate agencies of the State of Washington pursuant to which Seller shall change its corporate name to a name which is not confusingly similar to the names "IPS," "IPS Publishing, Inc." or "International Publishing Services, Inc."

                                   ARTICLE XI
                                   ----------

                       Purchaser's Deliveries at Closing
                       ---------------------------------

          At Closing, Purchaser shall deliver the following to Seller:

          11.1. Closing Payment. Payment of the Closing Payment as contemplated by Paragraph 3.2(b), hereof.

          11.2. Deferred Amount. Payment of the Deferred Amount, if any, as contemplated by Paragraph 3.2(d), hereof, by delivery to the Escrow Agent.

          11.3. Bring Down Certificate. A Bring Down Certificate dated as of the Closing Date executed by Purchaser to the effect that, except as noted in such certificate, each representation and warranty made by Purchaser herein is true and correct on and as of the date of such certificate with the same effect as though each such representation or warranty had been made or given on and as of such date and that Purchaser has performed and complied with all the terms, covenants and conditions set forth herein which are to be performed or complied with by Purchaser before or as of the Closing.

          11.4. Welch Employment Agreement. The Welch employment agreement executed by Purchaser as of the Closing Date.

          11.5. Nelson Employment Agreement. An Employment Agreement in the form of Exhibit 11.5, hereto (the "Nelson Employment Agreement") executed by Purchaser as of the Closing Date.

          11.6. Resolutions. A certificate from the Secretary of Purchaser in form and substance reasonably satisfactory to Seller setting forth resolutions adopted by the Board of Directors of Purchaser pursuant to the WGCL authorizing the execution and delivery of this Agreement and the transactions contemplated thereby.

          11.7. Assignment and Assumption Agreement. The Assignment and Assumption Agreement, duly executed by Purchaser, pursuant to which Purchaser shall agree to pay and perform the Assumed Liabilities.

                                  ARTICLE XII
                                  -----------

                         Conduct Subsequent to Closing
                         -----------------------------

          12.1. Purchase Price Allocation. As soon as practicable following the Closing, Seller and Purchaser shall allocate the Purchase Price among the Subject Assets as Seller and Purchaser may mutually agree. Seller and Purchaser agree that such allocation shall be binding upon them and their respective successors and permitted assigns, and that each of them shall report the transactions contemplated hereby in accordance with such allocation. Each of Seller and Purchaser shall file a Form 8594, prepared in accordance with the allocation agreed to under this Section 12.1, with its federal income tax returns. Notwithstanding the foregoing, if Seller and Purchaser are unable to agree upon an allocation of the Purchase Price among the Subject Assets, then each of Seller and Purchaser shall file the forms and tax returns described in this Section 12.1 in the manner that it, in its discretion, determines to be appropriate.

          12.2. Execution and Delivery of Further Instruments by Seller. Seller, Welch and the Trust shall, at any time and from time to time after the Closing upon the reasonable request of Purchaser, execute, acknowledge and deliver to Purchaser such further instruments and take such other actions as Purchaser may reasonably request in order to consummate the transactions contemplated by this Agreement.

          12.3. Execution and Delivery of Further Instruments by Purchaser. Purchaser shall at any time, and from time to time after the Closing upon the reasonable request of Seller, Welch or the Trust execute, acknowledge and deliver to Seller, Welch or the Trust such further instruments and take such other actions as Seller, Welch or the Trust may reasonably request in order more effectively to consummate the transactions contemplated by this Agreement.

          12.4.  Noncompetition and Nondisclosure.

               (a) Welch and Seller each agree that he(it) shall not for a period of five (5) years from the date of Closing, directly or indirectly, as employee, consultant, representative, trustee, partner, owner, proprietor or otherwise: (i) acquire an interest in, work for, render advice or assistance to or otherwise participate or engage in the business of, any "Mathematics and/or Science Software Publisher" (as defined below) other than Purchaser; (ii) divert, or attempt to divert, any Mathematics and/or Science Software Publishing business from or persuade, or attempt to persuade, any Customer (as defined below) not to do business with Purchaser; (iii) induce, or attempt to induce, any employee of or consultant engaged by Purchaser to leave the employ of Purchaser or in any way interfere with the relationship between Purchaser and any employee or consultant thereof; or (iv) disclose to any person other than an employee, consultant or agent of Purchaser having a need to know such information in the ordinary course of business any trade secret, confidential proprietary information or any other information not generally known to the public relating to the Business or the Intellectual Property, or otherwise relating to the software, assets or business of Seller or Purchaser. Notwithstanding the foregoing: (i) nothing herein shall prevent Welch from acquiring for investment up to 1% of the outstanding shares of any Mathematics and/or Science Software Publisher provided that Welch does not render advice or assistance to such entity; and (ii) Purchaser acknowledges that Welch's engagement in business ventures relating to CD Roms for Classic Comics and software for non-native English speakers and his service on the Board of Directors of the Assessment Training Institute will not be considered to be in violation of the agreements set forth in this Paragraph 12.4(a). For purposes hereof, the term "Mathematics and/or Science Software Publisher" shall mean any business which is engaged in the development, sale, licensing, use and/or publication of any software or other products of the type sold or licensed by Seller on the date hereof, including any software algorithms and/or authoring tools designed to create mathematics and/or science problems or tests and/or useful for mathematics and/or science performance assessment or instruction, or otherwise to teach, develop or improve mathematics and/or science knowledge and skills. For purposes hereof, a "Customer" shall mean any person who has been a customer of Seller prior to Closing, any potential customer with whom Seller has engaged in negotiations prior to Closing, any customer of Purchaser and/or any potential customer of Purchaser with which Purchaser has engaged in negotiations.

               (b) Welch and Seller acknowledge and agree that a breach of the provisions of Paragraph 12.4(a), above, will cause irreparable injury to Purchaser, and Purchaser shall be entitled to an injunction enjoining and restraining Welch and/or Seller from doing or continuing to do any such act or creating any other violations or threatened violations of said paragraph.

               (c) Welch and Seller agree that the terms and conditions of this Paragraph 12.4 are reasonable and necessary for the protection of Purchaser, and the trade secrets and confidential information acquired by Purchaser pursuant hereto and for the prevention of damage or loss to Purchaser as a result of action taken by Welch and/or Seller.

          12.5. Assumed Liabilities. From and after the Closing, Purchaser shall pay, perform and discharge as and when due each of the Assumed Liabilities.

          12.6. Excluded Liabilities. From and after the Closing, Seller shall pay, perform and discharge when due each of the Excluded Liabilities.

          12.7. Name. From and after the Closing, Seller shall not use the names "IPS," "IPS Publishing," "International Publishing Services, Inc." and/or any name confusingly similar thereto.

          12.8. Access to Records. After the Closing, each of Seller and Purchaser shall provide to the other and its representatives the opportunity, upon reasonable request, to examine and make copies of the Records and other documents and records relating to the Business in its custody, and to consult with its officers, employees, directors, accountants and other representatives, in connection with any bona fide business purpose, including, without limitation, the preparation of tax returns and financial statements and/or any audit with respect thereto. For a period of six (6) years after the Closing, neither party shall dispose of any records relating to the Business in its custody at the Closing unless it has first given the other party at least thirty
(30) days prior written notice of its intention to do so and afforded the other party the opportunity to take possession of such records prior to their disposition.

                                  ARTICLE XIII
                                  ------------

                                Indemnification
                                ---------------

          13.1. Indemnification by Seller, Welch and the Trust. Seller, Welch and the Trust, jointly and severally, shall indemnify and hold Purchaser, its shareholders, directors, officers, employees and agents and their respective successors and assigns, harmless from and against any and all losses, liabilities, damages, claims, costs, expenses and/or assessments, including attorneys' and other professional fees and costs as well as fines, penalties and/or interest (collectively "Losses") suffered or incurred by any of them which result from or arise out of:

               (i) the falsity or breach of any representation or warranty made by Seller, Welch and/or the Trust herein or in any agreement, instrument or certificate delivered pursuant hereto;

               (ii) the failure of Seller, Welch and/or the Trust to comply with or perform any covenant or agreement of Seller, Welch and/or the Trust set forth herein or in any agreement, instrument or certificate delivered pursuant hereto, including, without limitation, any failure to pay or satisfy any of the Excluded Liabilities;

               (iii) any assessments, claims or liabilities (including interest and penalties) for federal, state or local income, sales, use, franchise or other taxes relating to, imposed upon or assessed against the sales, income, property or business of Seller for all periods ending on or before the Closing Date;

               (iv) any third party claims (including fines and penalties sought to be imposed or enforcement proceedings commenced by governmental agencies) based upon, alleging or arising out of any act, omission or occurrence by or relating to Seller or the Business on or before the Closing Date, including, without limitation, any Loss relating to or arising out of any nonperformance or breach of contract or warranty, any product liability or other claim for personal injury or property damage and/or any claim for violation of wage/hour laws or employment discrimination;

               (v) any rights of ownership, use or other interest held or claimed by any third party in or with respect to any algorithms, code, software, Intellectual Property or other Subject Assets transferred hereunder and/or any claim that the use of any such Assets infringes upon the rights of others, including, without limitation, (a) any claim by any person who has developed software for the Seller to any rights in such software, (b) any claim by any person to entitlement to any rights to any source code comprising a part of the Intellectual Property under any agreement entered into by Seller before the Closing, and/or (c) any claim by any person alleging or arising out of the matters discussed in the Fenwick & West letter dated November 13, 1995 addressed to Mr. Richard Breene (a copy of which has been provided to Seller); provided, however, that the foregoing indemnification shall not extend to (y) any claim by any person to rights to use any of Seller's Intellectual Property solely in connection with a publication or application specifically identified in an agreement described in Exhibit 4.4 to the Disclosure Schedule pursuant to rights granted under such agreement or derived therefrom or (z) to any claim by any customer of the Business with respect to the right to use Seller's "Exam in a Can" software under the terms of Seller's standard form license agreement attached as Exhibit ___ to the Disclosure Schedule; and

               (vi) any third party claim based upon or alleging a failure to obtain any private third party consent in connection with the transactions contemplated hereby.

          13.2. Indemnification by Purchaser. Purchaser shall indemnify and hold Seller, Welch, the Trust and their respective trustees, shareholders, directors, officers, employees, agents, successors and/or assigns harmless from and against any and all Losses suffered or incurred by any of them which result from or arise out of:

               (i) the falsity or breach of any representation or warranty made by Purchaser herein or in any instrument or certificate delivered pursuant hereto;

               (ii) the failure by Purchaser to comply with or perform any covenant or agreement of Purchaser set forth herein or in any agreement, instrument or certificate delivered pursuant hereto, including the failure to perform any obligation under any of the Seller Contracts to be performed after the Closing Date; or

               (iii) any third party claims (including fines and penalties sought to be imposed or enforcement proceedings commenced by governmental agencies) based upon, alleging or arising out of any act, omission or occurrence by or relating to the Business after the Closing Date, including, without limitation, any Loss relating to any claim for nonperformance or breach of contract or warranty, any product liability or other claim for personal injury or property damage and/or any claim for violation of wage/hour laws or employment discrimination.

          13.3. Limitation on Liability. Anything in this Agreement to the contrary notwithstanding:

               (a) No party shall be required to indemnify or make any payment hereunder with respect to any Loss arising under clause 13.1(i) or 13.2(i), hereof, or the failure to comply with or perform any covenant or agreement to be complied with or performed by such party prior to the Closing if the falsity or breach in question or the failure to comply or nonperformance in question, as the case may be, was disclosed in the Bring Down Certificate delivered by such party pursuant to Section 10.6 or 11.3, hereof, as the case may be.

               (b) No party shall be required to indemnify or make any payment hereunder with respect to any Loss arising under clause 13.1(i) or 13.2(i), hereof, or the failure to comply with or perform any covenant or agreement to be complied with or performed by such party before the Closing unless and until the aggregate amount of such Losses for which such party would otherwise be liable hereunder exceeds $52,500 (the "Basket Amount"), but if and when the aggregate amount of such Losses exceed the Basket Amount, then such party shall be liable for all of such Losses in excess of the Basket Amount; provided, however, that the maximum aggregate amount against which any party may be required to provide indemnification or which any party may be required to pay hereunder with respect to such Losses shall be Five Million Two Hundred Fifty Thousand Dollars ($5,250,000).

               (c) No person shall be entitled to indemnification or any payment hereunder from any party hereto pursuant to this Article XIII unless the Indemnified Party (as defined below) shall have provided the Indemnifying Party (as defined below) with notice of its claim to indemnification as provided in Section 13.4, hereof: (i) within twenty-four
     (24) months after the Closing Date in the case of Losses arising out of any falsity or breach of warranty described in clause 13.1(i) or 13.2(i) other than Losses arising out of the representations and warranties set forth in Sections 4.1 through 4.8, 4.10, 4.12(b), (c) and (d), 4.15, 4.25, 4.26 and
     5.1 through 5.7, hereof (the "Title Warranties"); (ii) within twenty-four
     (24) months after the Closing Date in the case of Losses arising out of any failure to comply or nonperformance described in clauses 13.1(ii) or 13.2(ii) other than Losses arising out of the noncompliance with or nonperformance of any covenants or agreements to be complied with or performed by the Indemnifying Party after the Closing Date (the "Post-Closing Covenants"); and (iii) within the period of the applicable statute of limitation in all other cases, including any Losses arising out of the falsity or breach of any Title Warranty or the failure to comply with or perform any Post-Closing Covenant.

               (d) Purchaser shall not be entitled to indemnification or any payment from Seller, Welch or the Trust with respect to any claims arising out of any obligations assumed by Purchaser pursuant to Paragraphs 2.1(b) and 2.1(c) of which Welch had no knowledge as of the date hereof.

          13.4. Disclosure Schedule. To the extent a matter is disclosed in the Disclosure Schedule, it shall limit the obligations of Seller, Welch and/or the Trust, and it shall limit the rights of Purchaser, under clause 13.1(i), hereof, but it shall not limit the obligations of Seller, Welch and/or the

Trust, or the rights of Purchaser, under any other clause of Section 13.1, hereof.

          13.5. Notice of Claims. Promptly after any person entitled to indemnification hereunder (A) receives notice of any claim or the commencement of any action or proceeding against it, or (B) has knowledge of any claim, action or proceeding against it or any Loss for which it intends to seek indemnification hereunder, such person shall, if a claim for reimbursement with respect thereto is to be made against any party hereto obligated to provide indemnification (the "Indemnifying Party") hereunder, promptly give the Indemnifying Party written notice of such claim or Loss or the commencement of such action or proceeding, provided, however, that failure to give such notification shall not affect indemnification hereunder, except to the extent that (X) the Indemnifying Party is unable to defend any such claim or is required to pay a greater amount or accrue additional expenses with respect to any such claim or Loss as a result of such failure to provide prompt notice, or
(Y) such notice is not given within the period, if any, specified in Section 13.3, hereof.

          13.6. Compromise of Third Party Claims. The Indemnifying Party shall have the right to compromise or defend, at its own expense and by its counsel, any third party claim made against the person seeking indemnification (the "Indemnified Party"); provided, however, that no compromise of any claim shall be made without the consent of the Indemnified Party unless such compromise results in the full and unconditional release of all claims against the Indemnified Party by the person asserting such claim. If the Indemnifying Party shall undertake to compromise or defend any such third party claim, it shall promptly notify the Indemnified Party of its intention to do so. The Indemnified Party shall cooperate with the Indemnifying Party or its counsel in the defense against any such third party claim and in any compromise thereof. Such cooperation shall include, but not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to compromise or defend any such third party claim, the Indemnifying Party shall not be liable for any additional legal expense incurred by the Indemnified Party. However, the Indemnified Party shall have the right to retain its own counsel and participate in the defense of such claim at the expense of the Indemnified Party, in which case the Indemnifying Party shall cooperate in providing information to and consulting with the Indemnified Party about the claim. If the Indemnifying Party does not assume the defense of such claim, the Indemnified Party may defend against or settle such claim in such manner and on such terms as it deems appropriate, and shall be indemnified by the Indemnifying Party for the amount of any judgment or settlement and for all losses or expenses, including attorneys' and other professional fees and costs, incurred by the Indemnified Party in connection with the defense or settlement of such claim.

          13.7. Payment. If any Indemnified Party shall incur any Loss for which it is entitled to indemnification hereunder, the Indemnifying Party shall make the indemnification payment required under this Article XIII within ten
(10) days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the Loss and of the indemnification payment requested. Any indemnification payment required under this Section 13.7 which is not made when due shall bear interest at the Prime Rate (as defined below) plus 2% per annum from the date due until paid. For purposes hereof, the "Prime Rate" shall mean the rate announced as the "Prime Rate" from time to time by the Wall Street Journal, Midwest Edition, with such rate to be adjusted as and when such "Prime Rate" as announced in the Wall Street Journal, Midwest Edition, is adjusted.

          13.8. Adjustment to Final Purchase Price. Seller and Purchaser agree that any indemnification payment made under this Article XIII shall constitute and be treated as an adjustment to the Purchase Price for the Subject Assets for tax purposes.

          13.9. Attorneys Fees. If any dispute between Seller, Welch, the Trust and/or Purchaser under this Agreement or with respect to the transactions contemplated hereby is determined, resolved or adjudicated by a court or public or private tribunal or panel, the party prevailing in such dispute shall be entitled to recover from the other its reasonable attorneys fees and other professional fees and costs incurred in such disputes.

          13.10. Setoff. From and after the Closing Date, in the event Purchaser has a claim for indemnification against Seller, Welch and/or the Trust, Purchaser shall be entitled to set off the amount of such claim against the Contingent Amount. Prior to making any set off pursuant to this Section 13.10, Purchaser shall first give Seller a written notice of its intention to make a set off (the "Set Off Notice") which shall specify the reasons for such set off and the amount thereof. Such set off shall be final and binding on Seller, Welch and/or the Trust unless, within fifteen (15) days after the date of the Set Off Notice, Seller gives a notice of objection (the "Objection Notice") to Purchaser stating in reasonable detail the nature of Seller's objections. The parties shall thereafter negotiate in good faith to resolve such objections and, if they are unable to reach agreement with respect to the proposed set off within thirty
(30) days after the giving of the Objection Notice, either Seller or Purchaser shall have the right to submit the dispute for resolution by arbitration in the manner set forth in Section 13.11.

          13.11.  Arbitration.  Any controversy or claim arising out of this
Article XIII or the breach thereof shall be submitted to and settled by arbitration in accordance with the then prevailing rules of the American Arbitration Association. The dispute shall be submitted to a single arbitrator agreed to by Seller and Purchaser or, if such parties are unable to agree upon a single arbitrator, to three arbitrators selected in accordance with such rules. All filing fees and other expenses in connection with the conduct of such arbitration shall be shared by the parties, but may be awarded to the prevailing party as determined by the arbitrator(s).

                                  ARTICLE XIV
                                  -----------

                                  Termination
                                  -----------

          14.1. Termination. This Agreement, and the transactions contemplated hereby, may not be terminated except as follows:

               (a)  Upon the mutual consent of Seller and Purchaser;

               (b) By Seller, if any of the conditions to Seller's, Welch's and the Trust's obligations set forth in Article VIII, hereof, shall not have been satisfied or waived at the time of Closing;

               (c) By Purchaser, if any of the conditions to Purchaser's obligations set forth in Article IX, hereof, shall not have been satisfied or waived at the time of Closing; or

               (d) By Seller or Purchaser, if the Closing has not occurred on or before August 15, 1996 (or such later date as may have been approved by Seller and Purchaser); provided, however, that the right to terminate this Agreement under this Section 14.1(d) shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          14.2. Remedies. If Seller or Purchaser shall terminate this Agreement pursuant to the provisions of this Article XIV, such termination shall not waive or terminate any rights or remedies which the terminating party may have against any other party hereto, whether at law or equity. Nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to proceed with the Closing if a condition precedent to the obligations of such party has not been satisfied. The parties hereto acknowledge that the Business constitutes unique property and that there is no adequate remedy at law for the damage which any party might sustain as a result of the failure by any other party hereto to consummate the transactions contemplated hereby, and, accordingly, that each of the parties hereto is entitled to the remedy of specific performance to enforce the consummation of the transactions contemplated hereby.

                                   ARTICLE XV
                                   ----------

                                 Miscellaneous
                                 -------------

          15.1. Expenses and Taxes. Each party shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement. The forgoing notwithstanding: (i) all sales taxes, use taxes, stock transfer fees, stamp taxes and other transfer taxes or fees incurred in connection with the transactions contemplated hereby shall be borne equally by Seller and Purchaser; and (ii) Seller shall pay all other taxes incident to the consummation of the transactions contemplated hereby. The party upon whom any sales, use or other transfer taxes may be imposed shall prepare the applicable return, if any, and shall submit such return to the other party for its review and timely consent, which consent shall not be unreasonably withheld. Payment of a party's share of any such taxes shall be made to the party upon whom the tax in question is imposed in sufficient time so that such tax payment may be timely made to the taxing authority in question.

          15.2. Governing Law. The parties hereto agree that all terms and conditions of this Agreement and the documents delivered in connection herewith shall be governed by, construed and enforced in accordance with the laws of the State of Wisconsin, without giving effect to any choice of law or conflict provision or rule that would cause the application of the laws of any jurisdiction other than the State of Wisconsin.

          15.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered, including, without limitation, by courier or overnight delivery service, or when sent by facsimile (transmission confirmed), or two (2) days after being mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

     If to Seller, Welch
     and/or the Trust:            c/o IPS Publishing, Inc.
                                  12606 N.E. 95th Street
                                  C-110 Vancouver, WA 98682
                                  Fax:  (360) 944-9156

     With copies to:              Brian R. Heurlin
                                  Heurlin & Potter, P.S.
                                  610 Esther Street, Suite 225
                                  P. O. Box 611
                                  Vancouver, WA 98666-0611
                                  Fax:  (360) 750-7548

     If to Purchaser:             c/o Terrance D. Paul
                                  Advantage Learning Systems, Inc.
                                  P. O. Box 8036
                                  Wisconsin Rapids, WI 54495-0036
                                  Fax:  (715) 424-4242

     With copies to:              Godfrey & Kahn, S.C.
                                  780 North Water Street
                                  Milwaukee, WI 53202
                                  Attention:  Andrew R. Lauritzen
                                  Fax:  (414) 273-5198

          15.4. Certain Definitions; Interpretation. Unless the context clearly otherwise requires, as used herein, the term "Agreement" means this Agreement and the Exhibits hereto. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The use of the neuter pronoun "it" shall also refer as appropriate to the masculine and/or feminine gender, and vice versa. The use of the singular herein shall, where appropriate, be deemed to include the plural and vice versa. As used herein, the word "person" refers to any individual, corporation, limited liability company, partnership, trust, governmental body or authority or other organization or entity. As used herein, the term "including" means "including, without limitation." As used herein, matters stated "to the knowledge" or "to be known" or as to which a person has "no knowledge" or similar references to the knowledge or state of mind of a person shall be deemed to refer to the actual knowledge of such person. In the case of such references when referring to the "knowledge" of Welch or the Trust, Welch and the Trust shall be considered to have knowledge of any matters actually known to Welch and/or Kaye Nelson after due inquiry of employees of Seller who might reasonably be expected to have knowledge of specific relevant matters. The Disclosure Schedule and other exhibits hereto shall not vary, change or alter the literal meaning of any representation of warranty of Seller and/or Welch contained in this Agreement other than by creating exceptions and setting forth information with respect thereto. Exceptions and information set forth on the Disclosure Schedule for one representation or warranty shall be considered set forth for all representations or warranties to the extent applicable.

          15.5. Headings. The headings to Articles and Sections of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

          15.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.

          15.7. Entire Agreement. This Agreement embodies the entire agreement and understanding among Seller, Welch, the Trust and Purchaser, and supersedes all prior agreements and understandings related to the subject matter hereof. There are no representations, warranties, covenants, promises or agreements on the part of any party hereto to any other party hereto which are not explicitly set forth herein.

          15.8. Modifications, Waivers. Any modification or amendment of or with respect to any provisions of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by Seller, Welch, the Trust and Purchaser, and shall designate specifically the terms and provisions so modified. Any waiver of or with respect to any provisions of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by the party against whom it is sought to be enforced.

          15.9. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, Welch, the Trust and Purchaser and their respective successors and permitted assigns. Except as provided in Sections 13.1 and 13.2, hereof, this Agreement shall not be deemed to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of August, 1996.


                                        PURCHASER:

                                        IPS ACQUISITION, INC.


                                        By: /s/ Terrance D. Paul
                                            --------------------------------
                                            Terrance D. Paul, President


                                        SELLER:

                                        IPS PUBLISHING, INC.


                                        By: /s/ Timothy P. Welch
                                            --------------------------------
                                            Timothy P. Welch, CEO

                                        /s/ Timothy P. Welch
                                        ------------------------------------
                                        Timothy P. Welch


                                        THE TIMOTHY P. WELCH REVOCABLE
                                        TRUST dated September 4, 1992


                                        By: /s/ Timothy P. Welch
                                            --------------------------------
                                            Timothy P. Welch, sole Trustee


                                    GUARANTY
                                    --------

          The undersigned, being the sole shareholders of Purchaser, hereby guaranty timely payment and performance by Purchaser of all its obligations under the foregoing Asset Purchase Agreement, and agree to pay when due any amount not timely paid by Purchaser thereunder and to cause Purchaser to timely comply with and perform each of its undertakings and agreements set forth therein.

                                        /s/ Terrance D. Paul
                                        ------------------------------------
                                        Terrance D. Paul


                                        /s/ Judith A. Paul
                                        ------------------------------------
                                        Judith A. Paul



August 1, 1996.

                                 EXHIBIT INDEX

1.1(e)    Intellectual Property
1.1(f)    Seller Contracts
3.2(d)    Form of Escrow Agreement
10.7      Form of Welch Employment Agreement
11.5      Form of Nelson Employment Agreement

                                 Exhibit 1.1(e)

                             Intellectual Property
                             ---------------------


Patents:  None
-------

Trade Names, Trademarks, Service Marks:
--------------------------------------

     Exam in a Can, Objective Tracker, MathCheck, Science Check, Standard Tracker, Outcome Tracker, ipsTest, TestPrep, ExamPrep

     Registrations:

     Mark                              Issuer                     Number
     ----                              ------                     ------

     Exam in a Can                     US PTO                   1,613,668
     Objective Tracker                 Washington State            023810

     Registration Applications:

     Mark                              Issuer                     Number
     ----                              ------                     ------

     MathCheck and design              US PTO                    75084855
     Science Check and design          US PTO                    75084856
     Standard Tracker and design       US PTO                Not Yet Assigned
     Outcome Tracker and design        US PTO                Not Yet Assigned

Copyrights:
----------

     Registrations:

     Title                        Issuer                   Number
     -----                        ------                   ------

     ipsTest II             US Copyright Office         TX 2-126-504
       (IBM Edition)
     ipsTest IV             US Copyright Office         TX 2-513-118
       (IBM Edition)

                                 Exhibit 1.1(f)

                                Seller Contracts
                                ----------------

ABACUS
Distribution Agreement 695

Achterbosch, Jurgen Non Disclosure 640

ADDISION-WESLEY
Access to Algebra and Geometry DOS 612
Access to Alg & Geom MAC 613
Addison-Wesley Indemnification
Agreement 514
Alg, Alg & Trig, Geometry Upgrade 614
Angel/Porter
Survey of Mathematics IBM 523
Survey Macintosh 523-1
Survey with Applications Omni3 720
Survey with Applications Mac 719
Auvil
Elementary Algebra Library IBM 495
Billstein
Math for Teachers IBM 539
Billstein/Libeskind/Lott
Problem solving approach to Math
Omni 3 717 Mac 718
Bittinger
Calculus 5/e IBM 510
Bittinger
Calculus IBM 668
Calculus Macintosh 669
Bittinger
Applied Calc Upgrade 555
Bittinger
Development Math DOS 677
Bittinger
PreAlgebra 96 IBM 682
PreAlgebra 96 Macintosh 683
Bittinger/Beecher
Coll. Alg. Library IBM 556
Bittinger/Beecher
Algebra & Trig IBM 560
Bittinger/Keedy
Basic Math 7/e Macintosh 602
Introductory Algebra 7/e Macintosh 602
Intermediate Algebra 7/e Macintosh 602
Bittinger/Keedy/Ellenbogen
Library Intermediate Algebra 4/e IBM 579
Intermediate Algebra 4/e Macintosh 580
Bittinger/Keedy/Ellenbogen Library
Elementary Algebra 4/e Macintosh 584
Elementary Algebra 4/e IBM 585
Bittinger/Keedy/Ellenbogen
Elem & Inter Alg Concepts & Applications
OmniTest 3 674
Bittinger/Keedy/Ellenbogen
Elem & Int Alg Concepts & Applications
Macintosh 675
Demana
College Algebra 2/e 493
Demana/Waits
College Algebra 492
Demana/Waits
Algebra and Trig and Pre calculus 494
Demana/Waits 1997
PreCalc Functions/Graphs IBM 699
PreCalc Functions/Graphs Mac 700
Demana/Waits/Clemens
Precalc Math Functions & Graphs IBM 558
Precalc Math Functions & Graphs Mac 559
Demana/Waits/Clements/Greene
Intermediate Alg: Graphing Approach IBM
593
Intermediate Alg: Graphing Approach Mac
594
Dugopolski
Elementary Algebra IBM 509
Elementary Alg 2/e IBM 664
Elementary Alg 2/e Mac 665
Intermediate Alg 2/e IBM 666
Intermediate Alg 2/e Mac 667
Intermediate Algebra IBM 508
College Alg & Trig III IBM 615
College Alg III IBM 615-1
College Alg & Trig Mac 616
College Alg Mac 616-1
Extension of Exclusive Agreement 417-A
Exclusive Fourth Addendum 417-B
Finney/Thomas
Calculus 2/e IBM 586
Futura Confidentiality 599
Jones/Childers
Contemp Physics 2e IBM 551
Contemp Physics 2e Macintosh 552
Keedy/Bittinger
Essentials of Math IBM 513
Keedy/Bittinger/Rudolph
Developmental Math IBM 512
Keedy/Bittinger
Alg & Trig IBM 557
Keedy/Bittinger
Basic Math 7/e IBM and Macintosh

Introductory Alg 7/e IBM and Macintosh
Intermediate Alg 7/e IBM and Macintosh..602
Lotus 123 Lauden O Leary and Zak
Bus Specified IBM 498 498-1 498-2
Release of Exclusive on OmniTest II 641
Thomas/Finney, 9/e
Calculus and Analytic Geometry
Library Edition...655
Triola
Elementary Statistics IBM 501
Elementary Statistics 6/e IBM 617
Elementary Stats 6/e Macintosh 627
Triola/Franklin
Elementary Business Statistics IBM 595
Washington
Technical Math w/Calculus IBM 638
Technical Math w/Calculus Macintosh 639
Weiss
Elementary Stats Upgrade 554
Introductory Statistics 4e IBM 596
Introductory Stats 4/e Macintosh 626
Elementary Statistics Omni 3 670
Elementary Statistics Macintosh 671
Young
Physics Macintosh 553

ADDISON-WESLEY CANADA
Minds on Math IBM 672
Minds on Math Macintosh 673

ADDISON WESLEY SCHOOL
School Division Alg & Trig Macintosh 562
School Division Algebra Macintosh 561
School Division Geometry Macintosh 563
School Division Access to Alg & Geom 604
School Division Alg, Alg & Trig, Geom 605
School Division Access to Alg / Geo 6.0 606
School Division Alg & Trig DOS 647
School Division Alg & Trig Mac 648
School Division Focus on Alg DOS 649
School Division Focus on Alg Mac 650
School Division Focus on Geo DOS 643
School Division Focus on Geometry Mac 644
School Division Foundations DOS 645
School Division Foundations Mac 646
School Division Chemistry Practice DOS 691
School Division Chemistry Practice Mac 692

BENN INGRID Rep Puerto Rico 508

CHANCERY SOFTWARE
License Agreement EIAC 550

CHAPIN Richard
Non Disclosure 656

CHEESEMAN Kevin
Work for Hire 598 611 628 642
Non Disclosure 608

COMPUTER CURRICULUM CORP
Software Design and Development 1994 625
Amendment 9-5-95 Milestone Payment 625-1

COMPUTER RESULTS
Keith Sweitzer 527
CCC Agreement 698

CURRICULUM NETWORKING SPEC.
ILS Exam in a Can + 502
CNS License Agreement 532

DATAPAK Software PAIGE 686
Licensed..Computer Results Using

DC HEATH
Bello
Topics in Contemporary Math Mac 533
Topics in Contemporary Math IBM 533-1
Clast to Accompany Topics IBM 533-2
Intermediate Algebra IBM 590
Beginning Algebra IBM 591
Geometry Test Bank IBM & Mac 662
Larson/Hostetler
College Algebra IBM 568
College Algebra Macintosh 569
Algebra & Trigonometry IBM 570
Algebra & Trigonometry Macintosh 571
Pre calculus IBM 572
Pre calculus Macintosh 573
1996 Larson/Harshbarger Series
IBM Mac 697
Passport to Algebra & Geometry
1995 702

DELLEN
Dellen Use of Algorithms 1992 542
Barnett/Ziegler IBM/MAC M/C F/R 534
Barnett/Ziegler F/R M/C
Applied Calculus IBM Mac 588

Applied Math IBM Mac 588-7
Sullivan IBM Mac M/C F/R 534

DESIGN SCIENCE
License Agreement  652

GARNER, Steve
Telemarketing Agreement  578

GLENCOE
Adv Math Concepts IBM 581 Mac 581-1
Merrill
Math Connections Pre Algebra
Algebra 1 Algebra 2 w/Trig
Macintosh    517
Middle School 1 Middle School 2
Middle School 3 Geometry
IBM Mac Apple  528 1-11
Merrill Physics Mac 532
Merrill Chemistry 535
Updates
Doco 637
Math 1,2,3  636
Tippens Physics 5/e  651

HOUSTON Independent School District
District License EIAC Geometry 587

HOUGHTON-MIFFLIN/McDougal Littell
Integrated Math 1 Mac and IBM    654
Integrated Math 2 Mac and IBM    658
Integrated Math 3 Mac and IBM    688
Algebra 1 IBM Mac 701

IBM Contract & Amendment     600
IBM Title Transfer Agreement 607
IBM Evaluation Agreement     689
IBM Product Remarketing Agreement 690
School Vista Agreement SCR950366 696
New Agreement for Remarketing 703
IBM License Source Code
SCR950585 710

IDEAL LEARNING
License Agreement 526

LAURA Speek
Promissory Note 505
Purchase of Stock 506
Indemnification Agreement 507

KERR Eugene DR
Strategic Alliances 520
Addendum 520-1

KARAS Mike
Non disclosure 574

LEASE
Vancouver 110 & 120 564
Lease updated 92 & 93 530
Lease Termination Westlake 575

MAKE TEST
License Agreement 582

MCDOUGAL LITTELL
Algebra 1 Macintosh 547
Algebra 2 Macintosh 548
Geometry Macintosh  549
Gateways IBM        565
Gateways Apple      566
Gateways Macintosh  567
Project Plan 2 Leiva
Algebra 2 IBM & Mac 722

McGRAW-HILL RYERSON
Math Power Series
Math 7 IBM Mac 704  705
Math 8 IBM Mac 706  707
Math 9 IBM Mac 708  709
Black line masters IBM 715
(Math 7,8,9)
Black Line masters Mac 714
LOI OT Agreement 723
OT Agreement 724

MEAD, Matthew
Non Disclosure 609
Non Disclosure Termination
Work for Hire Contract 721

MERRILL
Bill Speers Todays Math 715

MOSHOFSKY, Emily
Work for Hire D.C. Heath 693

NATIONAL SCIENCE FOUNDATION
Non Disclosure 504

Algo Specifications Math Algos 521

O'DONNELL Nancy
Work for Hire 603

PAIGE
Data Pak Software 686
Renewal of Service Agreement

PARKHURST Mike
Non Disclosure  522

PHARLAP
License Agreement 663

PKWARE  563
License Agreement

PRENTICE HALL
Angel
Interm Alg for College Students IBM 515
Intermediate Algebra 4/e IBM 684
Elementary Algebra 4/e IBM  685
Blitzer
Intermediate Algebra IBM 634
Intermediate Algebra Macintosh 635
Introductory Algebra IBM 632
Introductory Algebra Macintosh 633
Exley/Smith
College Alg and Trig IBM 546
Elem Alg for College Students  IBM 516
Fishbane
Physics for Scientists & Engineers  IBM 524
Macintosh for above    525
Amendment to 524 1996
Martin Gay
Prealgebra  IBM 543
Beginning Algebra IBM 544
Intermediate Algebra  IBM 545
Middle Grade Math
6,7,8 IBM and Macintosh 601
Sobel
College Algebra IBM 631
College Algebra & Trigonometry IBM 630
Precalculus IBM 629
Sullivan
659;660;661...All rewritten as:
Sullivan Texts IBM 679, Macintosh 680
Tobey/Slater
Basic Math IBM  618 Mac 619
Beginning Algebra IBM 620 Mac 621
Intermediate Alg IBM 622 Mac 623
World Geography & US History
IBM and Macintosh.....610

PROJECTED LEARNING PROGRAMS
Reseller Letter of Agreement Oct 93  597

Rauch Ron
Mexico 518

RICK PAGE & ASSOCIATES
Advertising Service Agreement
January 1996 712

SANFORD Norm
Promissory Note 503 624
Addendum Contract to #360
Buy out 716-1 716-2

SCANTRON
License Agreement OT 93 592

SKILLS BANK CORPORATION
License Agreement... 657
Amendment #1 To License Agreement 657-1

SMARTSTUFF SOFTWARE
Non Disclosure...656

SEABYTE Educational Consultants
Distribution Agreement 588

SMITH Arnold
Tycho Software Work for Hire gr edit 531

TRADEMARK
OT    676

TIMMONS, Anne
Work for Hire DC Heath 694

VISUAL TOUCH AMERICA
Larry Bergman Non Disclosure  577

WICAT SYSTEMS/JOSTENS
Letter of intent - addendum 491
Non exclusive distribution of Can
Non Disclosure 496
Jostens Addendum buy out 491-1

WORLD BOOK
Agreement dated 4-27-95  678

            [LETTERHEAD OF INTERNATIONAL PUBLISHING SERVICES, INC.]
            -------------------------------------------------------
      Classroom Assessment Software and Instructional Management Systems





                             IPS Publishing, Inc.
                               Consumer Products
                           dealer discount structure
                                   11/06/95




Except for the following list, all authorized Exam in a Can resellers receive a standard 40% discount from the suggested (US currency) list price.

* Addison-Wesley, Canada -- 50% discount from list price.

Cambridge Development Laboratories -- 50% discount from list price.

IBM Eduquest -- 55% discount from list price.

* Interware, Ltd. -- 58% discount from list price.

* SeaByte Educational Consultants -- 45% discount from list price.

* Sigma Software -- 50% discount from list price.



* International Dealers

                             Unfinished Contracts



Publisher        Contract #   Book (Project)     Platform   Work completed                 Work required
Addison-Wesley     717        Billstein            DOS      matrix, all ch printouts       make any revisions
College                       Problem Solving               to publisher                   build disks/QC/deliver disks
                              ipsTest

                   718                             MAC      none                           pickup algorithms
                                                                                           build disks/QC/deliver disks

                   720        Angel/Porter         DOS      Ch 1 & 2 matrix and            pickup algorithms and static,
                              Survey of Math                printouts to publisher         send chapters to author
                              ipsTest                                                      build disks/QC/deliver disks

                   719                             MAC      none                           pick up algorithms and static,
                                                                                           build disks/QC/deliver disks

Glencoe            729        Algebra 1            DOS      algorithms approved            static being reviewed
                              ipsTest                       some static sent for review    building disks/QC/deliver disks

                                                   MAC      none                           pick up algorithms and static,
                                                                                           build disks/QC/deliver disks

                   730        Algebra 2            DOS      matrix                         algorithms being reviewed
                              ipsTest                                                      submit and keyboard static items
                                                                                           build disks/QC/deliver disks

                             Unfinished Contracts


Publisher                      Book (Project)     Platform   Work completed                 Work required
McGraw Hill      725           Math 7             WIN        algorithms authored            send chapters for approval
Ryerson                        OT                                                           make revisions
                                                                                            build disks/QC/deliver disks

                 725           Math 8             WIN        none                           author algorithms
                               OT                                                           send chapters for approval
                                                                                            make revisions
                                                                                            build disks/QC/deliver disks

                 725           Math 9             WIN        none                           author algorithms
                               OT                                                           send chapters for approval
                                                                                            make revisions
                                                                                            build disks/QC/deliver disks

Prentice Hall    726           Martin-Gay         DOS        matrix, Chapter printouts      approval from author,
College                        Beginning Algebra                                            make revisions
                               ipsTest                                                      build disks/QC/deliver disks

                 727                              MAC        none                           pickup algorithms
                                                                                            build disks/QC/deliver disks

                 726                              WIN        none                           convert algorithms to Windows
                                                                                            build disks/QC/deliver disks

Worth Publish-   dated 6-11-96 Rood and Schell    WIN        none                           need contract signed - matrix,
ing ipsTest      not signed    College Algebra                                              author algorithms, send chapter
                                                                                            printouts
                                                                                            build disks/QC/deliver disks

                                                  MAC        none                           pickup algorithms
                                                                                            build disks/QC/deliver disks

                             Unfinished Contracts


Publisher                      Book (Project)     Platform   Work completed                 Work required
IBM              SCR950585     Development          WIN      design, coding, delivery       Final Testing
                                                             testing

IBM              SCR950366     ITBS/SAT/TAAS/       WIN      keyboarding                    author algorithms/complete key
                               CTBS                                                         boarding static/build/QC/deliver


Source Code License Agreement between Datapak Software, Inc. and
Seller dated July 25, 1996.

Reseller Agreement dated March 19, 1996 by and between Seller and
GW International.

Reseller Agreement dated November 2, 1993 by and between Seller and Software Express.

Reseller Agreement dated January 25, 1996 by and between Seller and Heartsoft.

Letter of Agreement dated October 11, 1993 by and between Seller and Projected Learning Programs, Inc.

Reseller Agreement dated December 29, 1993 by and between Seller and the Computer CenterLine.

Equation Editor License Agreement between Seller and Design Science, Inc. dated November, 1994.

License Agreement for Instalit between Seller and Helpful Programs, Inc.

License Agreement between Seller and Abacus-NCS dated September 6, 1995.

License Agreement dated January 18, 1995 between Seller and PharLap Software,
Inc.

License Agreement dated November 3, 1994 between Seller and Data Pack Software, Inc.

                                Exhibit 3.2(d)

                               ESCROW AGREEMENT
                               ----------------


          THIS ESCROW AGREEMENT is made and entered into as of the date set forth on the signature page hereto by and among SEATTLE FIRST NATIONAL BANK, a banking corporation organized under the laws of the United States (the "Escrow Agent"), IPS PUBLISHING, INC. (f/k/a IPS ACQUISITION, INC.), a Washington corporation (the "Purchaser"), and ________________________ (f/k/a IPS Publishing, Inc.) (the "Seller").

                                  BACKGROUND:

          As of the date hereof, under the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated as of ___________, 19__, the Purchaser has acquired substantially all of the assets and business of the Seller, and each party has changed its corporate name. Under the terms of the Purchase Agreement, the Seller was given the right to defer payment of a portion of the purchase price to be held by the Escrow Agent and paid to the Seller in accordance with the terms of this Agreement. The Seller has elected to defer payment of the sum of $_____________, and the parties desire to set forth herein their agreement with respect to the payment of such amount to Seller together with certain supplemental payments as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  The Escrow Deposit.

          1.1. Escrow Deposit. The Seller has directed the Purchaser to deliver the sum of $___________ to the Escrow Agent to be held by the Escrow Agent under the terms of this Escrow Agreement. The Escrow Agent hereby acknowledges receipt of such amount and agrees to hold such amount pursuant to the terms hereof. The amount deposited for the Seller hereunder is referred to herein as the "Cash Amount."

          1.2. Escrow Fund. The escrow fund (the "Escrow Fund") shall consist of the following, whether now or hereafter acquired, together, in each case, with the proceeds thereof: (a) the Cash Amount; and (b) the investments in which the Escrow Agent may invest the Cash Amount hereunder.

         1.3. Earnings. Interest and other income, if any, resulting from the investment of the Escrow Fund shall inure to the Purchaser, shall not become part of the Escrow Fund and shall be distributed to the Purchaser as and when requested by the Purchaser.

          2.  Escrow Agent Provisions.

          2.1. Investments. The Escrow Agent shall hold and safeguard the Escrow Fund, shall treat such fund as a trust fund in accordance with the terms of this Escrow Agreement and shall invest and reinvest the Escrow Fund, as directed by the Purchaser in: (i) bankers acceptances and bank certificates of deposit (if issued by a bank organized under the laws of the United States or any State within the United States); (ii) marketable commercial paper maturing within one year and rated "Single A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.; (iii) marketable obligations issued or guaranteed by the United States government or any agency thereof; (iv) municipal bonds rated, or having an underlying credit rating of "Single A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.; and/or (v) repurchase agreements for underlying securities of the type described in clause (iii), hereof and entered into with any bank meeting the qualifications of clause (i), hereof. The Escrow Agent shall provide the Purchaser with statements of earnings as reasonably requested by the Purchaser.

          2.2. Fees and Expenses. The Escrow Agent shall be entitled to charge its reasonable and customary fees in connection with its services as Escrow Agent hereunder, and such fees shall be paid by the Purchaser.

          2.3. Exculpation. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any party to the Purchase Agreement to perform or comply with any of the provisions of the Purchase Agreement or this Escrow Agreement.

          2.4. Indemnification. The Purchaser and the Seller will reimburse and indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense, including, but not limited to, reasonable attorneys' fees, incurred without bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with the acceptance or performance of its duties and obligations under this Escrow Agreement as well as the reasonable costs and expenses (including, without limitation, attorneys' fees) of defending against any claims or liabilities arising out of or relating to this Escrow Agreement. The Escrow Agent shall be fully protected in acting in reliance upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and duly authorized and to have been signed and presented by the proper party or parties. The Escrow Agent shall not be liable for any error of judgment, or for any action taken or omitted by the Escrow Agent in good faith, or for any mistake in fact or law, or for anything which the Escrow Agent may do or refrain from doing in connection with this Escrow Agreement, except for its own willful misconduct or negligence. The Escrow Agent may (at the expense of the Purchaser) seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken, omitted, or suffered by the Escrow Agent in good faith and in accordance with the opinion of such counsel.

          2.5. Resignation. The Escrow Agent shall have the right to resign at any time on thirty (30) days prior written notice thereof to the Purchaser and the Seller. In the event of any such resignation, the Purchaser and the Seller shall agree upon a successor Escrow Agent and, in the event that the Purchaser and the Seller shall fail or refuse to so agree, the Escrow Agent may appoint a successor. Any successor Escrow Agent shall have, from and after appointment as successor hereunder, all of the titles, interests, duties and powers, including discretionary rights, powers and immunities, which are by the provisions of this Escrow Agreement granted to and vested in the Escrow Agent named in this Escrow Agreement. Upon such resignation, all obligations of the Escrow Agent so succeeded shall terminate.

          3.  Payments.

          3.1. Withdrawals by the Purchaser. Subject to the Purchaser's obligation to redeliver the amounts so withdrawn as set forth below, to fund the Purchaser's working capital requirements, the Purchaser may, from time to time, withdraw, redeliver and rewithdraw portions of the Cash Amount, provided the aggregate portion of the Cash Amount which the Purchaser has so withdrawn and which the Purchaser has not redelivered shall at no time exceed Four Hundred Thousand Dollars ($400,000.00). To make a withdrawal of any portion of the Cash Amount hereunder, the Purchaser shall give a written notice to the Escrow Agent specifying the portion of the Cash Amount which the Purchaser wishes to withdraw and the account to which the Escrow Agent is to wire transfer the portion of the Cash Amount to be withdrawn. Simultaneously with the delivery of any such notice to the Escrow

Agent, the Purchaser shall deliver a copy of such notice to the Seller.  Ten
(10) banking days after the Escrow Agent receives any such notice from the Purchaser, the Escrow Agent shall pay the portion of the Cash Amount requested by the Purchaser in immediately available funds by wire transfer to such account as the Purchaser has specified in its written notice. If the Seller shall give written notice to the Escrow Agent under Section 3.2, hereof, and if the amount to be withdrawn by the Seller pursuant to such notice is greater than the Cash Amount then on deposit with the Escrow Agent hereunder by virtue of withdrawals made by the Purchaser pursuant to this Section 3.1, the Escrow Agent shall immediately provide written notice to the Purchaser of the deficiency resulting from the Seller's request for withdrawal (with a copy of said notice being sent to the Seller). The Purchaser shall, within thirty (30) days of receiving a copy of such notice, redeliver to the Escrow Agent so much of the Cash Amount then withdrawn by the Purchaser under this Section 3.1 as may be necessary to enable the Seller to make its desired withdrawal. In any case, on or before January 2, 1998, the Purchaser shall redeliver to the Escrow Agent all portions of the Cash Amount withdrawn by the Purchaser hereunder.

          3.2. Withdrawals by the Seller. Not more frequently than once in each calendar quarter, the Seller may at any time withdraw all or any part of the Cash Amount. To make such a withdrawal, the Seller shall give written notice to the Escrow Agent specifying the amount which the Seller wishes to withdraw and the account to which the Escrow Agent is to wire transfer the amount to be withdrawn. Simultaneously with the delivery of any such notice to the Escrow Agent, the Seller shall deliver a copy of such notice to the Purchaser. Ten (10) banking days after the Escrow Agent receives any such notice from the Seller, the Escrow Agent shall pay the withdrawal amount requested by the Seller in immediately available funds by wire transfer to such account as the Seller has specified in its written withdrawal notice. The foregoing notwithstanding, if the amount to be withdrawn by the Seller pursuant to any notice given under this Section 3.2 is greater than the Cash Amount then on deposit with the Escrow Agent hereunder by virtue of withdrawals made by the Purchaser pursuant to Section 3.1, hereof, then the Escrow Agent shall pay to the Seller in immediately available funds by wire transfer to such account as the Seller has specified in its written withdrawal notice: (i) within ten (10) banking days after the Escrow Agent receives the notice in question from the Seller, the entire Cash Amount then on deposit hereunder; and (ii) when the Purchaser redelivers the portion of the Cash Amount necessary to make such payment, the balance of the withdrawal amount requested by the Seller. Upon any payment of any portion of the Cash Amount to the Seller by the Escrow Agent under this Section 3.2, the Purchaser shall simultaneously pay to the Seller in immediately available funds by wire transfer to such account as the Seller has designated in its written withdrawal notice interest on the amount so paid to the Seller calculated at the rate of 10% per annum from the date hereof through the date such amount is paid to the Seller by the Escrow Agent hereunder.

          3.3. Final Payment. If the Seller has not withdrawn the full Cash Amount pursuant to Section 3.1, hereof, before January 2, 1998, on January 2, 1998, the Escrow Agent shall pay to the Seller in immediately available funds by wire transfer to such account as the Seller may specify in writing any portion of the Cash Amount not previously withdrawn by the Seller (the Seller's "Balance"). Upon payment by the Escrow Agent of the Seller's Balance to the Seller, the Purchaser shall simultaneously pay to the Seller in immediately available funds by wire transfer to such account as the Seller may designate in writing the greater of: (i) interest on the Seller's Balance calculated at the rate of 10% per annum from the date hereof through January 2, 1998; or (ii) if Advantage Learning Systems, Inc. ("ALS") has closed an Initial Public Offering (as defined below) of its common stock before December 1, 1997, an amount equal to the ALS Appreciation Factor (as defined below) times the Seller's Balance. For purposes hereof, an "Initial Public Offering" by ALS shall mean the offer and sale of the common stock of ALS under Section 5 of the Securities Act of 1933, as amended, by a registered broker/dealer in a so-called "firm commitment underwriting," provided ALS has more than 300 registered shareholders after such sale. For purposes hereof, the "ALS Appreciation Factor" shall equal: (i) the ALS Share Price (as defined below) minus the ALS IPO Price divided by (ii) the ALS IPO Price. For purposes hereof, the "ALS IPO Price" shall be the per share price at which ALS common stock is issued in the ALS Initial Public Offering, and the "ALS Share Price" shall mean the arithmetic mean (rounded to two decimal places) of the closing prices (or the closing bids) for shares of the ALS common stock on the principal exchange (or market) therefor as reported in The Wall Street Journal or other recognized reference source reasonably selected by the Purchaser for the 15 trading days preceding January 2, 1998. If ALS has closed an Initial Public Offering of its common stock before December 1, 1997, then on January 2, 1998, the Purchaser shall provide to the Seller a written calculation of the ALS Appreciation Factor together with supporting documentation, and the Escrow Agent shall have no responsibility for determining the ALS Appreciation Factor or for forwarding interest or the ALS Appreciation Factor as contemplated above.

          3.4. Interest. Any amount not paid by the Purchaser to Seller when due hereunder shall bear interest at the rate of fifteen percent (15%) per annum from the date due until paid in full.

          4.    Miscellaneous.

          4.1. Right of Setoff. The Purchaser hereby acknowledges that the Seller's rights to payments hereunder are absolute and unconditional, and that the Purchaser shall not have any right of setoff against the Escrow Fund. The Purchaser therefore hereby agrees not to take or attempt to take any action, or exercise any right of setoff, against the Escrow Fund.

          4.2. Attorney's Fees. In the event suit or action is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may judge as reasonable attorneys' fees, including any fees incurred at trial or on appeal of such suit or action or in any bankruptcy or insolvency proceedings.

          4.3. Nonliability for Defaults of Escrow Agent. The Seller acknowledges that Purchaser shall have no liability for any act, omission or default by the Escrow Agent in performing its obligations hereunder or for any loss on any investments of the Escrow Fund and agrees not to assert any claims against Purchaser with respect to any such matters.

          4.4. Governing Law. The parties hereto agree that all terms and conditions of this Escrow Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington, without giving effect to any choice of law or conflict provision or rule that would cause the application of the laws of any jurisdiction other than the State of Washington.

          4.5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered, including, without limitation, by courier or overnight delivery service, or when sent by facsimile (transmission confirmed), or two (2) days after being mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

     If to the Seller:        c/o IPS Publishing, Inc.
                              12606 N.E. 95th Street
                              C-110 Vancouver, WA 98682
                              Fax: (360) 944-9156

     If to the Purchaser:     c/o Terrance D. Paul
                              Advantage Learning Systems, Inc.
                              P.O. Box 8036
                              Wisconsin Rapids, WI  54495-0036
                              Fax:  715-424-4242

     If to the Escrow
     Agent:                   ______________________
                              ______________________
                              ______________________
                              ______________________
                              Fax:  ________________

          4.6. Headings. The headings to Articles and Sections of this Escrow Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

          4.7. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.

          4.8. Entire Agreement. This Escrow Agreement embodies the entire agreement and understanding between the Seller, the Purchaser and the Escrow Agent, and supersedes all prior agreements and understandings related to the subject matter hereof. There are no representations, warranties, covenants, promises or agreements on the part of any party to any other party hereto which are not explicitly set forth herein.

          4.9. Modifications, Waivers. Any modification or amendment of or with respect to any provisions of this Escrow Agreement shall not be effective unless it shall be in writing and signed by the Seller, the Purchaser and the then current Escrow Agent, and shall designate specifically the terms and provisions so modified. Any waiver of or with respect to any provisions of this Escrow Agreement shall not be effective unless it shall be in writing and signed by the party against whom it is sought to be enforced.

          4.10. Benefit; Assignment . This Escrow Agreement shall be binding upon and inure to the benefit of the Seller, the

Purchaser and the Escrow Agent and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the _____ day of July, 1996.

                              ESCROW AGENT:

                              ___________________________________


                              By: _______________________________
                                                          (Title)

                              PURCHASER:

                              IPS PUBLISHING, INC.


                              By: _______________________________
                                  Terrance D. Paul, President

                              SELLER:

                              ___________________________________


                              By:  ______________________________
                                   Timothy P. Welch, President


                                    GUARANTY
                                    --------

          The undersigned hereby guaranty timely payment and performance by the Purchaser of all of its obligations under the foregoing Escrow Agreement, and agree to pay when due any amount not timely paid by the Purchaser thereunder and to cause the Purchaser to timely comply with and perform each of its undertakings and agreements set forth therein.

                              ___________________________________
                                         Terrance D. Paul

                              ___________________________________
                                          Judith A. Paul

Date:  July __, 1996

                                  Exhibit 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT is made and entered into as of the date set forth below by and between IPS PUBLISHING, INC., a Washington corporation (the "Company"), and TIMOTHY WELCH (the "Executive").


                                  BACKGROUND:

          As of the date hereof, under the terms of an Asset Purchase Agreement dated as of August ____, 1996 (the "Purchase Agreement"), the Company (formerly known as IPS Acquisition, Inc.) has acquired substantially all of the assets and business of IPS Publishing, Inc. ("OldCo"), and has changed its name to "IPS Publishing, Inc." Executive was the principal shareholder and Chief Executive Officer of OldCo and the Company and the Executive desire to provide for Executive's continued employment by the Company.

          NOW, THEREFORE, the Company and the Executive, in consideration of the foregoing and the mutual promises herein-after set forth, promise and agree as follows:

                                   ARTICLE I

                          General Terms of Employment
                          ---------------------------

          1.1. General Duties. During the term hereof, the Company shall employ Executive and the Executive shall serve the Company in the capacity of Chief Executive Officer. In such capacity, subject to the supervision and control of the Company's Chairman, the Executive shall perform such duties and render such services consistent with his experience and previous duties with OldCo as the Company's Chairman may determine after consultation with Executive.

          1.2. Fulltime Duties. During the Executive's employment hereunder, the Executive shall devote his best efforts on a full-time basis to the business and affairs of the Company and shall not, without the prior approval of the Company's Chairman, directly or indirectly, engage in outside business activities in such a manner as to interfere with his performance of services for the Company. The Company hereby acknowledges that the Executive is involved with Curriculum Technologies, Inc. and agrees that Executive may provide services to Curriculum Technologies, Inc. at home, on weekends and evenings, without interfering with his duties hereunder.

          1.3. Board of Directors. For so long as he is employed hereunder, the Executive shall, subject to election by such corporation's shareholders, serve as a member of the Company's Board of Directors and as a member of the Board of Directors of the Company's affiliate, Advantage Learning Systems, Inc.

                                   ARTICLE II

                        Compensation; Employee Benefits
                        -------------------------------

          2.1. Salary. The Company shall pay Executive an initial salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year. Executive's salary will be reviewed annually and may be increased (but not decreased) over such initial annual salary from time to time in the sole discretion of the Company's Board of Directors. Executive's salary shall be paid to him in equal installments at such intervals as other executive employees of the Company receive payment for their employment services.

          2.2. Incentive Plans. In addition to the salary set forth in Section 2.1, above, Executive shall also be entitled to received deferred compensation under the phantom stock plans adopted by the Company affiliates, Advantage Learning Systems, Inc. and Institute for Academic Excellence, Inc., in accordance with the terms of such plans. Effective as of the date hereof, Executive shall be awarded 25 shares and effective as of January 1, 1997 Executive shall be awarded an additional 25 shares of "phantom stock" under the terms of each of such plans. Executive's rights to deferred compensation under such plans shall be as provided in such plans and subject to the terms and conditions thereof. In addition, if and when the Company and its affiliates are merged and an initial public offering completed, the Company, or its successor, shall cause the Executive to participate in such stock based incentive plans as the Company, or its successor, may adopt from time to time on a basis comparable to executives of the Company, or its successor, having similar responsibilities.

          2.3. Expenses. During the Executive's employment hereunder, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with rendering services hereunder, including, without limitation, reasonable out-of-pocket travel, meal and lodging expenses incurred by the Executive in connection with overnight travel on Company business, cellular and other telephone expenses incurred in connection with the business of the Company and, subject to approval in advance by the Company's

Chairman, entertainment expenses. The Executive shall be required to submit an itemized account of such expenditures and such proof thereof as the Company customarily requires of its executive employees generally. In addition, through December, 1996, the Company shall make the monthly lease payments of $648.18 each on the Ford Explorer currently utilized by Executive. Executive shall reimburse the Company for the reasonable costs of Executive's personal use thereof as agreed to from time to time by Executive and the Company.

          2.4. Vacation. Executive shall be entitled to six (6) weeks of vacation per year or such greater amount as the Board of Directors of the Company may from time to time establish. Vacation time shall be noncumulative, but Executive shall be entitled to reimbursement for vacation time not taken in any year in accordance with the vacation reimbursement policies from time to time established by the Company for its employees generally, provided Executive shall not be reimbursed for more than four (4) weeks of unused vacation with respect to any year.

          2.5. Other Benefits. In addition to the benefits expressly set forth herein, Executive shall also be entitled during the term hereof to receive such other fringe benefits and to participate in such benefit programs as the Company may from time to time determine to make available to its executive employees generally, including, but not limited to, health insurance, life insurance and 401(k) plan participation to the extent offered by the Company. Executive acknowledges that he shall have no vested rights under any such benefit programs except as expressly provided by the terms thereof and that such programs may be terminated or enhanced at any time without obligation to Executive.

                                  ARTICLE III

                           Termination of Employment
                           -------------------------

          3.1. Term. Unless otherwise terminated as provided in Section 3.2, hereof, the Executive's employment shall commence as of the date hereof and shall continue for a period of two (2) years. Thereafter, either the Company or the Executive may terminate the Executive's employment hereunder at any time by thirty (30) days' prior written notice to the other.

          3.2. Causes for Termination. Notwithstanding the term set forth in
Section 3.1, above, the Executive's employment hereunder shall terminate upon the occurrence of any of the following events:

          3.2.1.  Upon the Executive's death.

          3.2.2. At the option of the Company upon notice to the Executive in the event of the Executive's disability. For purposes hereof, the Executive shall be considered to be disabled if he has been, or if it is apparent to a reasonable degree of medical certainty that he will be, unable to perform the regular duties of his employment hereunder for a continuous period of sixty (60) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the Executive is or was disabled, such question shall be submitted to a licensed physician reasonably designated by the Company and the determination of such physician shall be conclusive. The Executive shall submit to such examinations and provide such information as any such physician may request.

          3.2.3. By the Company forthwith upon notice to the Executive, if the Executive shall commit any act or omission constituting "Cause" for the termination of his employment. For purposes hereof, the Company shall be deemed to have "Cause" for the termination of the Executive's employment if the Executive should: (i) breach any provision of this Agreement and fail to cure such breach within ten (10) days after written notice to Executive from the Company; (ii) commit any act of dishonesty or disloyalty involving the Company;
(iii) or commit any act or omission which, in the reasonable judgment of the Company's Board of Directors, is likely to have a material adverse effect upon the business or reputation of the Executive or the Company.

          3.3. Consequences of Termination. Except as provided in Section 3.4, in the event of the termination of Executive's employment, the Company's sole obligation shall be to pay to Executive (or his estate) his salary at the annual rate then in effect prorated through the date of termination.

          3.4. Additional Voluntary Termination. Section 3.1, hereof, notwithstanding: (i) the Executive may, at any time, terminate the Executive's employment hereunder upon thirty (30) days' prior written notice to the Company if the Company moves its headquarters from the Vancouver, Washington area; and
(ii) the Company may, at any time, terminate the Executive's employment hereunder upon thirty (30) days' prior written notice to the Executive; provided that, if any such termination occurs before that date six (6) months after the date hereof the Company shall continue until that date six (6) months after the date hereof to: (i) pay the Executive when and as the same would otherwise have been payable hereunder, his salary at the annual rate then in effect; and (ii) provide the Executive when and as the same would otherwise have been provided hereunder, the health and life insurance benefits specified in Section 2.5, hereof.

          3.5. Benefits. In addition to any other payments set forth in this
Article III to which the Executive may be entitled upon termination of his employment, the Executive shall also be entitled to receive upon or following the termination of his employment any payments, benefits or rights due or exercisable by him under any life or disability policies, 401(k) or phantom stock plans or other benefit programs or incentive compensation plans established by the Company and in which the Executive is a participant at the time of his termination and in accordance with the terms of such plans.

                                   ARTICLE IV

                    Covenant Not to Compete; Confidentiality
                    ----------------------------------------

          4.1. Noncompetition. Executive agrees that he shall not, without the prior written consent of the Company, at any time while he is employed by the Company or at any time during the period of two (2) years following the termination of his employment for any reason, either directly or indirectly, as employee, consultant, representative, trustee, partner, owner, proprietor or otherwise: (i) acquire an interest in, work for, render advice or assistance to or otherwise participate or engage in the business of, any "Competing Business" (as defined below); (ii) divert or attempt to divert any business from, or persuade or attempt to persuade, any Customer (as defined below) not to do business with the Company; or (iii) induce or attempt to induce any employee of or consultant engaged by the Company or any of its Affiliates (as defined below) to leave the employ of the Company or any of its Affiliates or in any way interfere with the relationship between the Company or any of its Affiliates and any employee or consultant thereof. Notwithstanding the foregoing: (i) nothing herein shall prevent the Executive from acquiring for investment up to one percent (1%) of the outstanding shares of any Competing Business provided that he does not render advice or assistance to such entity; and (ii) the Company acknowledges that the Executive's engagement in business ventures relating to CD roms for Classic Comics and software for non-native English speakers and his services on the Board of Directors of Assessment Training Institute will not be considered to be in violation of the restrictions set forth in this Section 4.1. For purposes hereof, the term "Competing Business" shall mean any business which is engaged in the development, sale, licensing, use and/or publication of any software or other products of the type sold or licensed by the Company or any of its Affiliates while Executive is employed by the Company or, in the case of the termination of his employment, during the six
(6) month period prior to such termination, including any software designed to teach, assess or improve reading skills and any software, algorithms and/or authoring tools designed to create mathematics and/or science problems or tests and/or useful for mathematics and/or science performance assessment or instruction, or otherwise to teach, develop or improve mathematics and/or science knowledge and skills. For purposes hereof, a "Customer" shall mean, while Executive is employed by the Company, any person who has been an actual or potential customer of the Company or any of its Affiliates and, in the case of the termination of Executive's employment, any person who has been a customer of the Company or any of its Affiliates within the period of six months prior to the termination of Executive's employment or a potential customer with whom the Company or any of its Affiliates has engaged in negotiations within such six month period. For purposes hereof, "Affiliate" of the Company shall mean any corporation or other entity which directly or indirectly through one or more subsidiaries or other intermediaries is controlled by, is under common control with or which controls the Company. For purposes hereof, the term "control" shall mean, in the case of a corporation, ownership of 50% or more of the shares of such corporation which have the power to elect a majority of the Board of Directors or, in the case of any other entity, the power to direct the affairs of such corporation or to elect a majority of the persons having such power. As of the date hereof, the Affiliates of the Company include Advantage Learning Systems, Inc., a Wisconsin corporation, and Institute for Academic Excellence, Inc,. a Wisconsin corporation.

          4.2. Confidentiality and Assignment of Rights. Simultaneously with the execution hereof, Executive shall execute and deliver to the Company a Confidential Information and Business Ideas Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto, the terms of which are hereby incorporated by reference.

EXECUTIVE ACKNOWLEDGES AND REPRESENTS THAT THE SCOPE OF THE RESTRICTIONS IN SECTIONS 4.1 AND 4.2 HEREOF, INCLUDING THE RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT, ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE COMPANY AND THE COMPANY AND WILL NOT PREVENT EXECUTIVE FROM EARNING A LIVING IN THE EVENT OF, AND AFTER, TERMINATION OF HIS EMPLOYMENT BY THE COMPANY.

          4.3. Injunction. Executive recognizes that irreparable and incalculable injury may result to Company, its business and property, in the event of a breach by him of any of the restrictions imposed by this Article IV and agrees that if he shall engage in any acts in violation of the provisions hereof, Company shall be entitled, in addition to such other remedies and damages as may be available, to an injunction prohibiting him from engaging in such acts.

          4.4. Subsequent Employment. In the event of the expiration or termination of Executive's employment with the Company, Executive agrees, prior to the commencement of any new employment, to advise any new employer who is or subsequently becomes a Competing Business of the terms of this Agreement and the Confidentiality Agreement and to furnish such new employer with a copy of such agreements. Executive further agrees that the Company may furnish copies of this Agreement and the Confidentiality Agreement to any such new employer.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          5.1. Withholding Taxes. The Company shall deduct from all payments to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law, and all amounts payable to the Executive hereunder are stated herein before any such deductions.

          5.2. Notices. Any notice required or permitted to be given or made by either party to the other hereunder shall be sufficient if hand delivered, mailed postage prepaid, sent by prepaid express or courier service or sent by facsimile transmission and actually received to the parties at their respective addresses set forth opposite the signatures hereto or to such changed address as either party shall designate by proper notice to the other.

          5.3. Waiver of Breach. The waiver by the Company of the breach of any provisions of this Agreement or the Confidentiality Agreement by the Executive shall not be deemed a waiver by the Company of any subsequent breach.

          5.4. Assignment. The Company may not assign this Agreement without the written consent of the Executive, except that if the Company shall liquidate, merge, or consolidate with or into, or transfer substantially all of its assets, including, goodwill, to another corporation or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor corporation in such liquidation, merger, consolidation or transfer. The Executive may not assign, pledge or encumber any interest in this Agreement or any part thereof without the prior written consent of the Company.

          5.5. Governing Law. This Agreement and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties hereto, shall be governed by and determined in accordance with the internal laws of Washington.

          5.6. Noncompetition; Confidentiality. The Executive hereby acknowledges that he has agreed, on the terms and conditions set forth in the Purchase Agreement, not to compete with the Company for a period of five (5) years from the date hereof, and not to disclose proprietary or other confidential information of the Company, and that his agreement set forth in
Article IV, hereof, and the Confidentiality Agreement are in addition to, and not by way of limitation to, his agreements in the Purchase Agreement.

          5.7. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of this _____ day of August, 1996.


Address for Notice:               COMPANY:

c/o Terrance D. Paul              IPS PUBLISHING, INC.
Advantage Learning
 Systems, Inc.
2610 Industrial Street
P. O. Box 8036                    By: _______________________________
Wisconsin Rapids, WI 54495                               (Title)
fax No. 715-424-4242



Address for Notice:               EXECUTIVE:

c/o IPS Publishing, Inc.
12606 N.E. 95th Street
C-110 Vancouver, WA 98682         ___________________________________
fax No. 360-944-9156              Timothy Welch

     By this Agreement you are agreeing that you will transfer to the Companies all rights you may have or acquire in copyrights, inventions and discoveries, protect the Companies' trade secrets and keep information confidential. If you have questions about your obligations or rights, you should seek independent legal advice.

                  CONFIDENTIAL INFORMATION AND BUSINESS IDEAS
                              ASSIGNMENT AGREEMENT

          This Agreement is made and entered into as of the date set forth below by the undersigned Employee of IPS PUBLISHING, INC., ADVANTAGE LEARNING SYSTEMS, INC., INSTITUTE FOR ACADEMIC EXCELLENCE, INC. and/or their Affiliates (collectively called herein, the "Companies"). As a condition to my employment, I agree that:

          1. Trade secrets and confidential information about the Companies' business which may be disclosed to me or of which I may learn during the course of my employment are not to be disclosed. One of my important duties as an employee, and even after my employment terminates, is to use my best efforts to safeguard the Companies' trade secrets and to keep information about the Companies confidential. Unless I am expressly authorized to do so in writing, I will not disclose any of the Companies' trade secrets or any confidential information about the Companies other than to other employees of the Companies who have a need to know such secrets or information. I will assume any particular information about the Companies' business is confidential until I am informed it is not or until it has been published or is generally or publicly known outside the Companies. I understand that "confidential information", includes, without limitation, (i) all source codes, algorithms and other programming data and technical information relating to the Companies' software products; (ii) any information concerning any product under development or being tested by any of the Companies but not yet offered for sale; (iii) any information concerning the pricing policies of the Companies, the prices charged by any of the Companies to any customer, the volume of orders of any customer and all other information concerning the transactions of the Companies with any customer or proposed customer; (iv) any information concerning the marketing programs or strategies of any of the Companies; (v) any financial information concerning any of the Companies; and (vi) any information concerning the salaries or wages to be paid to, the work records of or any other personnel information relating to any employee of any of the Companies other than the undersigned.

          2. The Companies will own, and I hereby assign to the Companies, all rights in all Business Ideas (as hereafter defined) which I originate or develop either alone or working with others while I am employed by any of the Companies. All Business

Ideas which are or form the basis for copyrightable works shall be considered "works for hire" as that term is defined by U.S. Copyright Law and are hereby assigned to the Companies.

          3. While I am employed by any of the Companies and after my employment terminates:

               (a) I will promptly disclose all Business Ideas to the Companies; and

               (b) I will promptly execute all documents which any of the Companies may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

          4. The term "Business Ideas" as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registerable, which I originate or develop, either alone or jointly with others while I am employed by any of the Companies and which are either (i) related to any business known to me to be engaged in or contemplated by any of the Companies, (ii) originated or developed during my working hours, or (iii) originated or developed in whole or in part using materials, labor, facilities or equipment furnished by any of the Companies. Notwithstanding the foregoing, the term "Business Ideas" as used in this Agreement, shall not include inventions for which no equipment, supplies, facility or trade secret information of the Companies was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Companies, or (ii) to the Companies' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Companies.

          Nothing in this Agreement will prevent me, after my employment terminates, from using general skills and knowledge I gained while employed by any of the Companies.

          Dated this ____ day of _______________, 19___.


                              _____________________________
                              (Employee)


          The foregoing is hereby accepted as of its date.

                              IPS PUBLISHING, INC.


                              By: ___________________________
                                     (Title)

                                  Exhibit 11.5

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT is made and entered into as of the date set forth below by and between IPS PUBLISHING, INC., a Washington corporation (the "Company"), and KAYE NELSON (the "Executive").


                                  BACKGROUND:

          The Company (formerly known as IPS Acquisition, Inc.) has acquired substantially all of the assets and business of IPS Publishing, Inc. ("OldCo"), and has changed its name to "IPS Publishing, Inc." Executive has heretofore been employed as President of OldCo and the Company and the Executive desire to provide for Executive's continued employment by the Company on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the Company and the Executive, in consideration of the foregoing and the mutual promises herein-after set forth, promise and agree as follows:

                                   ARTICLE I

                          General Terms of Employment
                          ---------------------------

          1.1. General Duties. During the term hereof, the Company shall employ Executive and Executive shall serve the Company in the capacity of President or in such other senior executive capacity as Executive and the Company may hereafter agree. In such capacity, Executive shall have, subject to the direction and control of the Company's Board of Directors and Chief Executive Officer, such responsibilities for the conduct of the daily operations and business of the Company as may from time to time be assigned to Executive by the Board of Directors or Chief Executive Officer.

          1.2. Executive Shall Serve Company Exclusively. During Executive's employment hereunder, Executive shall devote her entire working time and her best efforts to the business and affairs of the Company and shall not, without the prior approval of the Company's Board of Directors, directly or indirectly, engage in, or provide advice or assistance to any other business enterprise, whether or not competitive with the Company.

                                   ARTICLE II

                      Compensation, Expenses and Benefits
                      -----------------------------------

          2.1. Salary. The Company shall pay Executive an initial salary of Ninety-Eight Thousand Dollars ($98,000.00) per year. Executive's salary will be reviewed annually and may be increased over such initial annual salary from time to time in the sole discretion of the Company's Board of Directors. Executive's salary shall be paid to her in equal installments at such intervals as other executive employees of the Company receive payment for their employment services.

          2.2. Incentive Plans. In addition to the salary set forth in Section 2.1, above, Executive shall also be entitled to receive deferred compensation under the phantom stock plans adopted by the Company's Affiliates, Advantage Learning Systems, Inc. and Institute for Academic Excellence, Inc., in accordance with the terms of such plans and, effective as of the date hereof, Executive shall be awarded 20 shares of "phantom stock" under the terms of each of such plans. Executive's right to deferred compensation under such plans shall be as provided in such plans and subject to the terms and conditions thereof.

          2.3. Expenses. The Company shall pay or reimburse Executive for all reasonable transportation, meal, lodging and other out-of-pocket expenses incurred by her in the course of performing her duties on behalf of the Company. Executive shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may from time to time be required in accordance with such expense account or reimbursement policies as the Company may establish for its executive employees generally.

          2.4. Vacation. Executive shall be entitled to four (4) weeks of vacation per year or such greater amount as the Board of Directors of the Company may from time to time establish. Vacation time shall be noncumulative, but Executive shall be entitled to reimbursement for any vacation time not taken in any year in accordance with the vacation reimbursement policies from time to time established by the Company for its employees generally.

          2.5. Other Benefits. In addition to the benefits expressly set forth herein, Executive shall also be entitled during the term hereof to receive such other fringe benefits and to participate in such benefit programs as the Company may from time to time determine to make available to its salaried employees generally, including, but not limited to, health insurance, life insurance and 401(k) plan participation to the extent offered by the Company. Executive acknowledges that she shall have no vested rights under any such benefit programs except as expressly provided by the terms thereof and that such programs may be terminated or enhanced at any time without obligation to Executive.

                                  ARTICLE III

                       Term and Termination of Employment
                       ----------------------------------

          3.1. Term. Unless otherwise terminated as provided in Section 3.2, the Executive's employment hereunder shall commence as of the date hereof and shall continue for a period of two (2) years (the "Original Term"). At the expiration of the Original Term or any renewal term hereof, the Executive's employment hereunder shall automatically be renewed for a one (1) year period, unless either party provides notice to the other of it's election to terminate the Executive's employment hereunder at least Ninety (90) days prior to the expiration of the Original Term or any renewal term.

          3.2. Causes for Termination. Notwithstanding the term set forth in
Section 3.1, the Executive's employment under this Agreement shall terminate upon the occurrence of any of the following events:

               3.1.1.  Upon the Executive's death.

               3.1.2. At the option of the Company upon notice to the Executive in the event of the Executive's disability. For purposes hereof, the Executive shall be considered to be disabled if she has been, or if it is apparent to a reasonable degree of medical certainty that she will be, unable to perform the regular duties of her employment hereunder for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the Executive is or was disabled, such question shall be submitted to a licensed physician reasonably designated by the Company and the determination of such physician shall be conclusive. The Executive shall submit to such examinations and provide such information as any such physician may request.

               3.1.3. By the Company forthwith upon notice to Executive if Executive shall commit any act or omission constituting "Cause" for the termination of her employment. For purposes hereof, the Company shall be deemed to have "Cause" for the termination of Executive's employment if Executive should (i) breach any provision of this Agreement and fail to cure breach within ten (10) days after written notice to Executive from the Company, (ii) commit any act of dishonesty or disloyalty involving the Company, (iii) be chronically absent from work other than by reason of illness, (iv) use alcohol or drugs in such a manner as to interfere with the performance of her duties for the Company, or (v) commit a felony or misdemeanor or other act or omission which, in the reasonable judgment of the Company's Board of Directors, is likely to have a material adverse effect upon the business or reputation of Executive or the Company.

          3.3. Consequences of Termination. Except as provided in Section 3.4, in the event of the termination of Executive's employment with the Company, the Company's sole obligation shall be to pay to Executive (or her estate) her salary at the annual rate then in effect prorated through the date of termination.

          3.4. Additional Voluntary Terminations. Section 3.1, hereof, notwithstanding, the Company may, at any time, terminate Executive's employment forthwith upon thirty (30) days prior written notice to Executive; provided that, if such termination occurs during the Original Term, the Company shall continue to pay Executive when and as the same would otherwise have been payable hereunder, her salary set forth in Section 2.1 hereof for a period of one year from the effective date of termination or for the balance of the Original Term, whichever is less.

          3.5. Benefits. In addition to any other payments set forth in this
Article III to which Executive may be entitled upon termination of her employment, Executive shall also be entitled to receive or exercise upon or following the termination of her employment any payments, benefits or rights due or exercisable by her under any life or disability insurance policies, 401(k) or phantom stock plans or other benefit programs or incentive compensation plans established by the Company and in which Executive is a participant at the time of her termination in accordance with the terms of such plans.

                                   ARTICLE IV

                    Covenant Not to Compete; Confidentiality
                    ----------------------------------------

          4.1. Noncompetition. Executive agrees that she shall not, without the prior written consent of the Company, at any time while she is employed by the Company or at any time during the period of two (2) years following the termination of her employment for any reason, either directly or indirectly, as employee, consultant, representative, trustee, partner, owner, proprietor or otherwise: (i) acquire an interest in, work for, render advice or assistance to or otherwise participate or engage in the business of, any "Competing Business" (as defined below); (ii) divert or attempt to divert any business from, or persuade or attempt to persuade, any Customer (as defined below) not to do business with the Company; or (iii) induce or attempt to induce any employee of or consultant engaged by the Company or any of its Affiliates (as defined below) to leave the employ of the Company or any of its Affiliates or in any way interfere with the relationship between the Company or any of its Affiliates and any employee or consultant thereof. For purposes hereof, the term "Competing Business" shall mean any business which is engaged in the development, sale, licensing, use and/or publication of any software or other products of the type sold or licensed by the Company or any of its Affiliates while Executive is employed by the Company or, in the case of the termination of her employment, during the six (6) month period prior to such termination, including any software designed to teach, assess or improve reading skills and any software, algorithms and/or authoring tools designed to create mathematics and/or science problems or tests and/or useful for mathematics and/or science performance assessment or instruction, or otherwise to teach, develop or improve mathematics and/or science knowledge and skills. For purposes hereof, a "Customer" shall mean, while Executive is employed by the Company, any person who has been an actual or potential customer of the Company or any of its Affiliates and, in the case of the termination of Executive's employment, any person who has been a customer of the Company or any of its Affiliates within the period of six months prior to the termination of Executive's employment or a potential customer with whom the Company or any of its Affiliates has engaged in negotiations within such six month period. Notwithstanding the foregoing, nothing herein shall prohibit Executive from working as a regular full-time employee of a textbook publisher following the termination of her employment by the Company provided that she perform services solely for such employer and does not, directly or indirectly, through such employer or otherwise, write algorithms or software or otherwise provide services for use or publication by persons other than such employer. For purposes hereof, "Affiliate" of the Company shall mean any corporation or other entity which directly or indirectly through one or more subsidiaries or other intermediaries is controlled by, is under common control with or which controls the Company. For purposes hereof, the term "control" shall mean, in the case of a corporation, ownership of 50% or more of the shares of such corporation which have the power to elect a majority of the Board of Directors or, in the case of any other entity, the power to direct the affairs of such corporation or to elect a majority of the persons having such power. As of the date hereof, the Affiliates of the Company include Advantage Learning Systems, Inc., a Wisconsin corporation, and Institute for Academic Excellence, Inc,. a Wisconsin corporation.

          4.2. Confidentiality and Assignment of Rights. Simultaneously with the execution hereof, Executive shall execute and deliver to the Company a Confidential Information and Business Ideas Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto, the terms of which are hereby incorporated by reference.

EXECUTIVE ACKNOWLEDGES AND REPRESENTS THAT THE SCOPE OF THE RESTRICTIONS IN SECTIONS 4.1 AND 4.2 HEREOF, INCLUDING THE RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT, ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE COMPANY AND THE COMPANY AND WILL NOT PREVENT EXECUTIVE FROM EARNING A LIVING IN THE EVENT OF, AND AFTER, TERMINATION OF HER EMPLOYMENT BY THE COMPANY.

          4.3. Injunction. Executive recognizes that irreparable and incalculable injury may result to Company, its business and property, in the event of a breach by her of any of the restrictions imposed by this Article IV and agrees that if she shall engage in any acts in violation of the provisions hereof, Company shall be entitled, in addition to such other remedies and damages as may be available, to an injunction prohibiting her from engaging in such acts.

         4.4. Subsequent Employment. In the event of the expiration or termination of Executive's employment with the Company, Executive agrees, prior to the commencement of any new employment, to advise any new employer who is or subsequently becomes a Competing Business of the terms of this Agreement and the Confidentiality Agreement and to furnish such new employer with a copy of such agreements. Executive further agrees that the Company may furnish copies of this Agreement and the Confidentiality Agreement to any such new employer.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          5.1. Withholding Taxes. The Company shall deduct from all payments to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law, and all amounts payable to the Executive hereunder are stated herein before any such deductions.

          5.2. Notices. Any notice required or permitted to be given or made by either party to the other hereunder shall be sufficient if hand delivered, mailed postage prepaid, sent by prepaid express or courier service or sent by facsimile transmission and actually received to the parties at their respective addresses set forth opposite the signatures hereto or to such changed address as either party shall designate by proper notice to the other.

          5.3. Waiver of Breach. The waiver by the Company of the breach of any provisions of this Agreement or the Confidentiality Agreement by the Executive shall not be deemed a waiver by the Company of any subsequent breach.

          5.4. Assignment. The Company may not assign this Agreement without the written consent of the Executive, except that if the Company shall liquidate, merge, or consolidate with or into, or transfer substantially all of its assets, including, goodwill, to another corporation or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor corporation in such liquidation, merger, consolidation or transfer. The Executive may not assign, pledge or encumber any interest in this Agreement or any part thereof without the prior written consent of the Company.

          5.5. Definition of Affiliate. As used herein and in the Confidentiality Agreement, an "Affiliate" of the Company shall mean a parent, subsidiary, brother or sister corporation or other corporation or entity which the Company controls or which is controlled by or under common control with the Company. For purposes hereof, "control" means, in the case of a corporation, direct or indirect ownership of more than 50% of the interest entitled to a vote for a majority of the Board of Directors or equivalent body or, in the case of a partnership, limited liability company or other entity, direct or indirect ownership of the right to receive more than 50% of the profits thereof. As of the date hereof, the Affiliates of the Company are Advantage Learning Systems, Inc. and Institute for Academic Excellence, Inc., each of which are Wisconsin corporations under common control with the Company.

          5.6. Governing Law. This Agreement and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties hereto, shall be governed by and determined in accordance with the internal laws of Washington.

          5.7. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of this _____ day of August, 1996.


Address for Notice:                       COMPANY:

c/o Terrance D. Paul                      IPS PUBLISHING, INC.
Advantage Learning Systems, Inc.
2610 Industrial Street
P. O. Box 8036
Wisconsin Rapids, WI  54495-8036          By: ________________________
Fax:  (715) 424-4242                                          (Title)


Address for Notice:                       EXECUTIVE:

______________________
______________________
______________________                    ____________________________
Fax: _________________                           Kaye Nelson

     By this Agreement you are agreeing that you will transfer to the Companies all rights you may have or acquire in copyrights, inventions and discoveries, protect the Companies' trade secrets and keep information confidential. If you have questions about your obligations or rights, you should seek independent legal advice.

                  CONFIDENTIAL INFORMATION AND BUSINESS IDEAS
                              ASSIGNMENT AGREEMENT

          This Agreement is made and entered into as of the date set forth below by the undersigned Employee of IPS PUBLISHING, INC., ADVANTAGE LEARNING SYSTEMS, INC., INSTITUTE FOR ACADEMIC EXCELLENCE, INC. and/or their Affiliates (collectively called herein, the "Companies"). As a condition to my employment, I agree that:

          1. Trade secrets and confidential information about the Companies' business which may be disclosed to me or of which I may learn during the course of my employment are not to be disclosed. One of my important duties as an employee, and even after my employment terminates, is to use my best efforts to safeguard the Companies' trade secrets and to keep information about the Companies confidential. Unless I am expressly authorized to do so in writing, I will not disclose any of the Companies' trade secrets or any confidential information about the Companies other than to other employees of the Companies who have a need to know such secrets or information. I will assume any particular information about the Companies' business is confidential until I am informed it is not or until it has been published or is generally or publicly known outside the Companies. I understand that "confidential information", includes, without limitation, (i) all source codes, algorithms and other pro-gramming data and technical information relating to the Companies' software products; (ii) any information concerning any product under development or being tested by any of the Companies but not yet offered for sale; (iii) any information concerning the pricing policies of the Companies, the prices charged by any of the Companies to any customer, the volume of orders of any customer and all other information concerning the transactions of the Companies with any customer or proposed customer; (iv) any information concerning the marketing programs or strategies of any of the Companies; (v) any financial information concerning any of the Companies; and (vi) any information concerning the salaries or wages to be paid to, the work records of or any other personnel information relating to any employee of any of the Companies other than the undersigned.

          2. The Companies will own, and I hereby assign to the Companies, all rights in all Business Ideas (as hereafter defined) which I originate or develop either alone or working with others while I am employed by any of the Companies. All Business Ideas which are or form the basis for copyrightable works shall be considered "works for hire" as that term is defined by U.S. Copyright Law and are hereby assigned to the Companies.

          3. While I am employed by any of the Companies and after my employment terminates:

               (a) I will promptly disclose all Business Ideas to the Companies; and

               (b) I will promptly execute all documents which any of the Companies may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

          4. The term "Business Ideas" as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registerable, which I originate or develop, either alone or jointly with others while I am employed by any of the Companies and which are either (i) related to any business known to me to be engaged in or contemplated by any of the Companies, (ii) originated or developed during my working hours, or (iii) originated or developed in whole or in part using materials, labor, facilities or equipment furnished by any of the Companies. Notwithstanding the foregoing, the term "Business Ideas" as used in this Agreement, shall not include inventions for which no equipment, supplies, facility or trade secret information of the Companies was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Companies, or (ii) to the Companies' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Companies.

          Nothing in this Agreement will prevent me, after my employment terminates, from using general skills and knowledge I gained while employed by any of the Companies.

          Dated this ____ day of _______________, 19___.

                                         _____________________________
                                                    (Employee)


          The foregoing is hereby accepted as of its date.

                                         IPS PUBLISHING, INC.

                                         By: ___________________________
                                                             (Title)


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